                                                                       EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           COMMUNITY BANKSHARES, INC.

                                      AND

                                CENTERPOINT BANK

                                AUGUST 29, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

 1.1  The Merger.........................................................    1
 1.2  Effective Time.....................................................    1
 1.3  Charter and By-laws................................................    1
 1.4  Directors of Surviving Bank and Buyer..............................    1
 1.5  Officers of Surviving Bank.........................................    2
 1.6  Additional Actions.................................................    2
 1.7  Option to Purchase Seller Common Stock.............................    2

                                   ARTICLE II

                              CONVERSION OF SHARES

 2.1  Conversion of Seller Common Stock..................................    2
      Procedures for Exchange of Seller Common Stock for Merger
 2.2  Consideration......................................................    3
      (a) Buyer to Make Shares Available..................................   3
      (b) Exchange of Certificates........................................   3
      (c) Rights of Certificate Holders after the Effective Time..........   3
      (d) Fractional Shares...............................................   3
      (e) Surrender by Persons Other than Record Holders..................   4
      (f) Closing of Transfer Books.......................................   4
      (g) Return of Exchange Fund.........................................   4
 2.3  Buyer Sub Common Stock.............................................    4
 2.4  Dissenters' Rights.................................................    4
 2.5  Stock Options......................................................    5

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

 3.1  Corporate Organization.............................................    5
 3.2  Capitalization.....................................................    6
 3.3  Authority..........................................................    6
 3.4  No Violation.......................................................    7
 3.5  Consents and Approvals.............................................    7
 3.6  Regulatory Approval................................................    7
 3.7  Financial Statements...............................................    7
 3.8  Reports............................................................    8
 3.9  Undisclosed Liabilities............................................    8
 3.10 Absence of Certain Changes or Events...............................    9
 3.11 Legal Proceedings..................................................    9
 3.12 Taxes and Tax Returns..............................................   10
 3.13 Properties.........................................................   11
 3.14 Certain Contracts..................................................   11
 3.15 Certain Defaults...................................................   12
 3.16 Insurance..........................................................   12
 3.17 Employee Benefit Plans.............................................   12
 3.18 Compliance with Applicable Law; Regulatory Examinations............   13

 3.19 Regulatory Agreements................................................   13
 3.20 Broker's Fees........................................................   13
 3.21 Fairness Opinion.....................................................   13
 3.22 Seller Information...................................................   13
 3.23 Environmental Issues.................................................   14
 3.24 Investment Securities................................................   14
 3.25 Derivative Transactions..............................................   15
 3.26 Intellectual Property................................................   15
 3.27 Reserves for Possible Loan Losses....................................   15
 3.28 Loans................................................................   15
 3.29 Transactions with Interested Persons.................................   16
 3.30 Capital..............................................................   16
 3.31 Disclosure...........................................................   16

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

 4.1  Corporate Organization...............................................   17
 4.2  Capitalization.......................................................   17
 4.3  Authority............................................................   18
 4.4  No Violation.........................................................   18
 4.5  Consents and Approvals...............................................   18
 4.6  Regulatory Approval..................................................   18
 4.7  Financial Statements.................................................   18
 4.8  Reports..............................................................   18
 4.9  Undisclosed Liabilities..............................................   19
 4.10 Absence of Certain Changes or Events.................................   19
 4.11 Legal Proceedings....................................................   20
 4.12 Taxes and Tax Returns................................................   20
 4.13 Certain Contracts....................................................   21
 4.14 Certain Defaults.....................................................   21
 4.15 Compliance with Applicable Law; Regulatory Examinations..............   21
 4.16 Fairness Opinion.....................................................   21
 4.17 Buyer Information....................................................   22
 4.18 Environmental Issues.................................................   22
 4.19 Disclosure...........................................................   22
 4.20 Capital..............................................................   22
 4.21 Regulatory Agreements................................................   22

                                   ARTICLE V

                              COVENANTS OF SELLER

 5.1  Conduct of Business..................................................   23
      (a) Affirmative Covenants.............................................  23
      (b) Negative Covenants................................................  23
 5.2  No Solicitation......................................................   25
 5.3  Current Information..................................................   25
 5.4  Access to Properties and Records.....................................   25
 5.5  Financial and Other Statements.......................................   25
 5.6  Approval of Seller's Stockholders....................................   26

 5.7  Disclosure Supplements...............................................   26
 5.8  Failure to Fulfill Conditions........................................   26
 5.9  Consents and Approvals of Third Parties..............................   26
 5.10 All Reasonable Efforts...............................................   26

                                   ARTICLE VI

                               COVENANTS OF BUYER

 6.1  Conduct of Business..................................................   26
 6.2  Current Information..................................................   26
 6.3  Access to Properties and Records.....................................   27
 6.4  Financial and Other Statements.......................................   27
 6.5  Consents and Approvals of Third Parties..............................   27
 6.6  All Reasonable Efforts...............................................   27
 6.7  Failure to Fulfill Conditions........................................   27
 6.8  Disclosure Supplements...............................................   27
 6.9  Financial and Other Statements.......................................   27
 6.10 Employee Benefits....................................................   28
 6.11 Deposit of Exchange Fund with Exchange Agent.........................   28
 6.12 Directors and Officers Indemnification and Insurance.................   28
 6.13 Buyer Sub............................................................   28
 6.14 Approval of Buyer's Stockholders.....................................   29

                                  ARTICLE VII

                          REGULATORY AND OTHER MATTERS

 7.1  Proxy Statement-Prospectus...........................................   29
 7.2  Regulatory Approvals.................................................   29
 7.3  Affiliates; Publication of Combined Financial Results................   30
 7.4  Agreement to Vote in Favor of Merger.................................   30

                                  ARTICLE VIII

                               CLOSING CONDITIONS

 8.1  Conditions to Each Party's Obligations under this Agreement..........   30
      (a) Stockholder Approval..............................................  30
      (b) Injunctions; Illegality...........................................  30
      (c) Regulatory Approvals..............................................  30
      (d) Effectiveness of Registration Statement...........................  31
      (e) Tax Rulings or Opinions...........................................  31
 8.2  Conditions to the Obligations of Buyer under this Agreement..........   31
      (a) Representations and Warranties....................................  31
      (b) Material Adverse Change...........................................  31
      (c) Non-Performing Assets.............................................  32
      (d) Minimum Increase in Net Worth.....................................  32
      (e) Agreements and Covenants..........................................  32
      (f) Permits, Authorizations, Etc......................................  32
      (g) Legal Opinion.....................................................  32

      (h) Pooling of Interests..............................................  32
      (i) Dissenting Seller Shareholders....................................  42
      (j) Accountants' Letter...............................................  32
      (k) Fairness Opinion..................................................  33
  8.3  Conditions to the Obligations of Seller under this Agreement........   33
      (a) Representations and Warranties....................................  33
      (b) Material Adverse Change...........................................  33
      (c) Agreements and Covenants..........................................  34
      (d) Permits, Authorizations, Etc......................................  34
      (e) Legal Opinion.....................................................  34
      (f) Fairness Opinion..................................................  34

                                   ARTICLE IX

                                  THE CLOSING

  9.1  Time and Place......................................................   34
  9.2  Deliveries at the Closing...........................................   34

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

 10.1  Termination.........................................................   34
 10.2  Effect of Termination...............................................   35
 10.3  Expenses............................................................   35
 10.4  Amendment, Extension and Waiver.....................................   35

                                   ARTICLE XI

                              CERTAIN DEFINITIONS

 11.1  Certain Definitions.................................................   36

                                  ARTICLE XII

                                 MISCELLANEOUS

 12.1  Confidentiality.....................................................   37
 12.2  Public Announcements................................................   37
 12.3  Survival............................................................   37
 12.4  Notices.............................................................   37
 12.5  Parties in Interest.................................................   38
 12.6  Rights of Employment................................................   38
 12.7  Complete Agreement..................................................   38
 12.8  Counterparts........................................................   38
 12.9  Severability........................................................   38
 12.10 Governing Law.......................................................   38
 12.11 Headings............................................................   39
  1.7  EXHIBIT STOCK OPTION AGREEMENT......................................   41
  7.3  EXHIBIT AFFILIATE AGREEMENT.........................................   50
  7.4  EXHIBIT VOTING AGREEMENT............................................   55

                             INDEX OF DEFINED TERMS

Affiliate................................................................     36
Agreement................................................................      1
Average Closing Price....................................................     36
Bank Regulator...........................................................      7
BTCI.....................................................................      7
Buyer....................................................................      1
Buyer Audited Financial Statements.......................................     19
Buyer Common Shares......................................................     17
Buyer Common Stock.......................................................      2
Buyer Financial Statements...............................................     19
Buyer Interim Financial Statements.......................................     19
Buyer Preferred Shares...................................................     17
Buyer Reports............................................................     19
Buyer Special Meeting....................................................     29
Buyer Stock Option Plans.................................................     17
Buyer Sub................................................................      1
Buyer's Book Value Per Share.............................................     36
Call Reports.............................................................      8
Certificate..............................................................      2
Closing..................................................................      1
Closing Date.............................................................      1
Closing Price............................................................     36
Dissenting Shares........................................................      4
Effective Time...........................................................      1
Environment..............................................................     36
Environmental Laws.......................................................     36
EPA...................................................................... 14, 22
ERISA Plans..............................................................     12
Exchange Act.............................................................      6
Exchange Agent...........................................................      3
Exchange Fund............................................................      3
Exchange Ratio...........................................................      2
Expenses.................................................................     35
FDIC.....................................................................      7
Federal Reserve..........................................................      7
GAAP.....................................................................      7
Governmental Entity......................................................      7
Hazardous Substances.....................................................     36
HSR Act..................................................................      7
Injunction...............................................................     30
Interested Person........................................................     16
Last Closing Price.......................................................      4
Leases...................................................................     11
Loan Property............................................................     37
Loans....................................................................     15
MBD......................................................................     21
Merger...................................................................      1
Merger Consideration.....................................................      2
Mortgage.................................................................     15
New Hampshire Commissioner...............................................      1

NHRSA.......................................................................   4
Participation Facility......................................................  37
Pension Plan................................................................  12
Person......................................................................  37
Proxy Statement-Prospectus..................................................  29
Record Holder...............................................................   3
Registration Statement......................................................  29
Schedules...................................................................   5
SEC.........................................................................  19
Secretary of State..........................................................   1
Securities Act..............................................................   5
Seller......................................................................   1
Seller Audited Financial Statements.........................................   7
Seller Common Stock.........................................................   2
Seller Financial Statements.................................................   8
Seller Interim Financial Statements.........................................   8
Seller Net Worth............................................................  32
Seller Option...............................................................   5
Seller Preferred Shares.....................................................   6
Seller Stock Option Plan....................................................   5
Seller Subsidiaries.........................................................   5
Special Meeting.............................................................  26
Stock Exchange..............................................................  37
Stock Option Agreement......................................................   2
Subsidiaries................................................................  37
Subsidiary..................................................................  37
Surviving Bank..............................................................   1
Termination Date............................................................  35
Trading Day.................................................................  37
Welfare Plan................................................................  12

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER dated as of August 29, 1995 (this "Agreement"), by and between COMMUNITY BANKSHARES, INC., a New Hampshire corporation ("Buyer"), and CENTERPOINT BANK, a New Hampshire-chartered trust company ("Seller"). (Certain capitalized terms used herein shall have the meanings defined in Section 11.1 hereof.)

  Whereas, Buyer intends to cause to be organized an interim bank that will be a wholly-owned direct subsidiary of Buyer ("Buyer Sub") and thereafter to cause Buyer Sub to become a party to this Agreement; and

  Whereas, the respective Boards of Directors of Buyer and Seller have approved the acquisition of Seller by Buyer pursuant to the merger of Buyer Sub with Seller (the "Merger").

  Now, Therefore, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Merger

  1.1 The Merger. As promptly as practicable following the satisfaction or waiver of the conditions to the parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.2 hereof), Buyer shall form the Buyer Sub in accordance with New Hampshire law, and Buyer Sub shall be merged with and into Seller. Seller shall be the surviving bank of the Merger (the "Surviving Bank"). At the Effective Time, the separate existence of Seller shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Seller shall be vested in and assumed by Surviving Bank.

  1.2 Effective Time. The Merger shall be effected by the filing of a Contract for Union, certified by the New Hampshire Commissioner of Banks ("New Hampshire Commissioner"), with the Secretary of State of New Hampshire (the "Secretary of State") in accordance with New Hampshire law. The Merger shall become effective on the day of the closing ("Closing Date") provided for in
Article IX hereof (the "Closing"). The term "Effective Time" shall mean the time on the Closing Date when the Merger becomes effective, as set forth in the Contract for Union.

  1.3 Charter and By-laws. The Charter and By-laws of Surviving Bank shall be the Charter and By-laws of Seller as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

  1.4 Directors of Surviving Bank and Buyer. (a) The directors of Seller immediately prior to the Effective Time shall be the initial directors of Surviving Bank, each to hold office in accordance with the Charter and By-Laws of Surviving Bank. Buyer intends to elect up to two additional directors to serve on the Board of Surviving Bank.

  (b) At or immediately after the Effective Time the Board of Directors of Buyer shall elect three of Seller's current directors to serve on the Board of Directors of Buyer. Such nominees shall be designated, prior to the Effective Time, as follows: one of the nominees shall be the current President and CEO of Seller; the second nominee shall be designated by said President and CEO; and the third nominee shall be selected by Buyer from a list of two or three potential nominees provided by Seller to Buyer. Said nominees shall be subject to the reasonable approval of Buyer's Board of Directors.

  (c) Prior to or at the Effective Time the Board of Directors of Buyer's existing banking subsidiary shall elect one of Seller's current outside directors (designated by the Board of Directors of Seller prior to the Effective

Time) to serve on the Board of Directors of such bank. Said nominee shall be subject to the reasonable approval of such subsidiary's Board of Directors.

  1.5 Officers of Surviving Bank. The officers of Seller immediately prior to the Effective Time shall be the initial officers of Surviving Bank, in each case until their respective successors are duly elected or appointed and qualified.

  1.6 Additional Actions. If, at any time after the Effective Time, Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Surviving Bank, title to and possession of any property or right of Seller acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Surviving Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Surviving Bank are fully authorized in the name of Seller or otherwise to take any and all such action.

  1.7 Option to Purchase Seller Common Stock. As part of the Merger and as a condition to entering into this Agreement, Buyer and Seller have entered into a Stock Option Agreement on the date hereof (the "Stock Option Agreement") in the form attached hereto as Exhibit 1.7, giving Buyer the right to purchase 165,920 shares of Seller Common Stock, which shares would upon issuance equal 19.9% of the then-issued and outstanding Seller Common Stock (including shares issuable pursuant to the Seller Stock Option Plan (as defined below).

                                  ARTICLE II

                             Conversion of Shares

  2.1 Conversion of Seller Common Stock. (a) At the Effective Time, each share of the common stock, par value $1.00 per share, of Seller (the "Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as such term is defined in Section 2.4 hereof) and other than Seller Common Stock then owned by Seller, any Seller subsidiary, Buyer, or any Buyer subsidiary (in each case other than in a fiduciary capacity or as a result of debts previously contracted)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for 1.073 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share of Buyer ("Buyer Common Stock"). The consideration to be received for each share of Seller Common Stock is referred to herein as the "Merger Consideration".

  (b) All of the Seller Common Stock converted into Buyer Common Stock pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such Seller Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Buyer Common Stock and (ii) cash in lieu of fractional shares into which the Seller Common Stock represented by such Certificate have been converted pursuant to this Section 2.1 and Section 2.2 hereof. Certificates previously representing Seller Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Buyer should split or combine its common stock or other convertible securities, or pay a dividend or other distribution in such common stock or other convertible securities, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution. All Seller Common Stock owned by Seller, any Seller subsidiary, Buyer, or any Buyer subsidiary (in each case other than in a fiduciary capacity or as a result of debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall, as promptly as practicable thereafter, be cancelled and no payments shall be made in consideration therefor. All shares of Buyer Common Stock that are owned by Seller or any of the Seller Subsidiaries (in each case other than in a fiduciary capacity or as a result of debts previously contracted) shall become treasury stock of Buyer.

  2.2 Procedures for Exchange of Seller Common Stock for Merger Consideration.

  (a) Buyer to Make Shares Available. Buyer shall take all steps necessary on and as of the Effective Time to deliver to the Exchange Agent (as hereinafter defined), for the benefit of the holders of Certificates, for exchange in accordance with this Section 2.2, certificates representing shares of Buyer Common Stock and the cash in lieu of fractional shares to be paid pursuant to
Section 2.2(d) (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") to be issued and paid in exchange for outstanding Seller Common Stock in accordance with this Agreement. The Exchange Agent shall be such banking institution or corporate trust company reasonably satisfactory to Buyer as Seller shall appoint to act as exchange agent hereunder. The Exchange Agent shall act as agent on behalf of record holders (individually, a "Record Holder") of Seller Common Stock at the Effective Time, other than Seller, any Seller Subsidiary, Buyer, or any Buyer subsidiary (in each case other than in a fiduciary capacity or as a result of debts previously contracted), or any Person holding Dissenting Shares.

  (b) Exchange of Certificates. Within three business days after the Effective Time, Buyer shall take all steps necessary to cause the Exchange Agent to mail to each Record Holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing the Buyer Common Stock and the cash in lieu of fractional shares into which the Seller Common Stock represented by such Certificates shall have been converted as a result of the Merger. The form letter (which shall be subject to the reasonable approval of Seller) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate for the number of whole shares of Buyer Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to the provisions of this Article II and (y) a check representing the amount of cash in lieu of the fractional shares, if any, which such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of this Article II, and the Certificates so surrendered shall forthwith be cancelled. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.1 hereof.

  (c) Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Seller Common Stock shall have no rights, after the Effective Time, with respect to such Seller Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement or to perfect the rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the applicable provisions of New Hampshire law. No dividends or distributions shall be payable with respect to any Certificate until such Certificate shall have been exchanged for certificates representing shares of Buyer Common Stock; at the time of such exchange, the holder of the Certificate shall be entitled to receive the payment of all dividends, if any, that have been declared and paid with respect to the shares of Buyer Common Stock represented by such Certificate between the Closing Date and the date of such exchange.

  (d) Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former holder of Seller Common Stock who otherwise would be entitled to receive a fractional share of Buyer Common Stock, an amount in cash determined by multiplying (i) the average closing sale price of Buyer Common Stock on the Stock Exchange as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time (the "Last Closing Price") by (ii) the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.2(b) hereof. No interest will be paid on the cash which the holders of such fractional shares shall be entitled to receive upon such delivery.

  (e) Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the Record Holder thereof, then it shall be a condition of the payment of the Merger Consideration that such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the Record Holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the Record Holder and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (f) Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of Seller of the Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Article II.

  (g) Return of Exchange Fund. At any time following the 12 month period after the Effective Time, Buyer shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Buyer (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Buyer nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

  2.3 Buyer Sub Common Stock. Each share of common stock of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Bank at the Effective Time and shall be held by Buyer.

  2.4 Dissenters' Rights. (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, Seller Common Stock which is issued and outstanding immediately prior to the Effective Time and which is owned by stockholders who, pursuant to applicable law, have properly perfected their right to dissent and demand payment within the meaning of New Hampshire Revised Statutes Annotated (the "NHRSA") 293-A:13.01 et seq. (the "Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right to dissent and demand payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to dissent, the Seller Common Stock of such holder shall thereupon be deemed to have been converted into and be exchangeable for, at the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.1 hereof. Holders of Seller Common Stock who become entitled pursuant to the provisions of the NHRSA to payment for their shares of Seller Common Stock under the provisions thereof shall receive payment from the Surviving Bank and such shares of Seller Common Stock shall be cancelled.

  (b) Seller shall give Buyer (i) prompt notice of any demands for payment of shares received by Seller, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the NHRSA and received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment for shares under the NHRSA consistent with the obligations of Seller thereunder. Seller shall not, except with the prior written consent of Buyer, (x) make any payment with respect to any demands for payment for shares, (y) offer to settle or settle any such demands or (z) waive any failure to timely deliver a written demand for payment for shares in accordance with the NHRSA.

  2.5 Stock Options. (a) At the Effective Time, each then outstanding stock option to purchase Seller Common Stock ("Seller Option") pursuant to the Seller's 1989 Stock Option Plan (the "Seller Stock Option Plan") (it being understood that the aggregate number shares of Seller Common Stock subject to purchase pursuant to the exercise of such Seller Options is not and shall not be more than 77,500), whether vested or unvested, will be assumed by Buyer. Each Seller Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Seller Stock Option Plan immediately prior to the Effective Time, except that (i) such Seller Option shall be exercisable (when vested) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Seller Common Stock covered by the Seller Option multiplied by the Exchange Ratio, provided that any fractional share of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (ii) the exercise price per share of Buyer Common Stock shall be equal to the exercise price per share of Seller Common Stock of such Seller Option, divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

  (b) After the Effective Time, Buyer shall issue to each holder of an outstanding Seller Option a document evidencing the foregoing assumption of such Seller Option by Buyer.

  (c) It is the intention of the parties that the Seller Options assumed by Buyer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent that the Seller Options qualified as incentive stock options immediately prior to the Effective Time.

  (d) Buyer shall not issue or pay for any fractional share otherwise issuable upon exercise of a Seller Option. Prior to the Effective Time, Buyer shall reserve for issuance (and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), register) the number of shares of Buyer Common Stock necessary to satisfy Buyer's obligations with respect to the issuance of Buyer Common Stock pursuant to the exercise of Seller Options.

  (e) The provisions of this Section 2.5 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each holder of a Seller Option and his or her heirs and representatives.

                                  ARTICLE III

                   Representations and Warranties of Seller

  Seller hereby represents and warrants to Buyer as follows:

  3.1 Corporate Organization. (a) Seller is a trust company duly organized and validly existing and in good standing under the laws of New Hampshire and in good standing with the New Hampshire Commissioner. The deposit accounts of Seller which are of an insurable type are insured by the Bank Insurance Fund of the FDIC to the extent permitted by the FDIC. The subsidiaries listed in
Schedule 3.1 constitute all of Seller's subsidiaries (the "Seller Subsidiaries"). Except as set forth in Schedule 3.1 of the Seller Disclosure Schedules (the "Schedules"), each of the Seller Subsidiaries is a corporation, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Seller and the Seller Subsidiaries has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and, except as set forth in Schedule 3.1, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on Seller and the Seller Subsidiaries.

  (b) Seller has previously made available to Buyer for inspection true and complete copies as amended to date of the (i) Charter and By-laws of Seller and each of the Seller Subsidiaries, and (ii) all records in the possession of Seller of all meetings and other corporate action taken by the stockholders, Board of Directors and committees thereof, of Seller and each of the Seller Subsidiaries. The minute books of Seller and each of the Seller Subsidiaries contain records, which are complete and accurate in all material respects, of incorporators, shareholders, directors, committees and stockholders, as the case may be, and all meetings and actions reflected therein have been duly and validly held or taken.

  (c) Neither Seller nor any of the Seller Subsidiaries owns, controls or holds with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, other than not more than five percent of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other than shares of the Federal Home Loan Bank of Boston or as otherwise disclosed on Schedule 3.1 hereto and except, in the case of Seller, for the Seller Subsidiaries.

  3.2 Capitalization. (a) The authorized capital stock of Seller consists solely of 3,000,000 shares of Seller Common Stock and 250,000 shares of preferred stock, $1.00 par value ("Seller Preferred Shares"). There are 590,349 shares of Seller Common Stock issued and outstanding, no shares of Seller Common Stock held in its treasury and no Seller Preferred Shares issued and outstanding or held in its treasury. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares of each of the Seller Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares or interests of each of the Seller Subsidiaries are owned by Seller free and clear of any security interest, pledge, lien, claim or other encumbrance or restriction on transfer.

  (b) Except for the options to acquire not more than 77,500 shares of Seller Common Stock pursuant to stock options outstanding as of the date hereof under the Seller Stock Option Plan, and except for the Seller Common Stock subject to the Stock Option Agreement with Buyer, neither Seller nor any of the Seller Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of Seller, or shares of any of the Seller Subsidiaries. The names of the optionees, the date of grant of each option to purchase Seller Common Stock, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Seller Stock Option Plan are set forth on Schedule 3.2. Except as set forth on Schedule 3.2, there are no agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares to which Seller is a party, nor does Seller have knowledge of any such agreements or understandings to which Seller is not a party with respect to the voting of any such shares or which restrict the transfer of such shares. The Seller Common Stock is listed on the NASDAQ Bulletin Board.

  3.3 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by Seller's Board of Directors. The Board of Directors of Seller has directed that this Agreement and the transactions contemplated hereby be submitted to Seller's stockholders for approval at a meeting of such stockholders and has recommended approval of this Agreement by Seller's stockholders. Except for the adoption of this Agreement by such stockholders, no other corporate proceedings on the part of Seller are necessary to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by Seller, constitutes a valid and binding obligation of Seller, and is enforceable against Seller in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

  3.4 No Violation. Neither the execution and delivery of this Agreement or the Stock Option Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor the compliance by Seller with any of the terms or provisions hereof or thereof, does or will

    (a) violate any provision of the Charter or By-laws of Seller or any of the Seller Subsidiaries,

    (b) assuming that the consents and approvals referred to in Section 3.5 hereof are duly obtained, violate any statute, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of the Seller Subsidiaries, or any of their respective properties, securities or assets;

    (c) assuming that the consents and approvals referred to in Section 3.5 hereof are duly obtained and except as set forth on Schedule 3.4 hereto, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller or any of the Seller Subsidiaries under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

  3.5 Consents and Approvals. The execution, delivery and performance of this Agreement or the Stock Option Agreement by Seller does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity"), domestic or foreign, including, without limitation, any bank regulator, except
(i) for applicable requirements, if any, of the Exchange Act, state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger documents as required by New Hampshire law, and (ii) for consents and approvals of or filings or registrations with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Federal Deposit Insurance Corporation (the "FDIC"), the New Hampshire Commissioner, and the New Hampshire Board of Trust Company Incorporation (the "BTCI") (each of the foregoing, a "Bank Regulator").

  3.6 Regulatory Approval. Seller is not aware of any reason why the conditions set forth in Section 8.1(c) hereof would not be satisfied without significant delay.

  3.7 Financial Statements. (a) The consolidated balance sheets of Seller as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, cash flows and changes in financial position for the years ended December 31, 1994, 1993 and 1992, certified by Ernst & Young LLP, in the form delivered to Buyer prior to execution and delivery of this Agreement (all of the above being collectively referred to as the "Seller Audited Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the footnotes thereto and except as required or permitted by SFAS 109 and 115) and present fairly in all material respects the consolidated financial position of and results of operations of Seller at the dates, and for the periods, stated therein.

  (b) The consolidated balance sheets of Seller as of June 30, 1995 and 1994, and the related consolidated statements of income, and changes in stockholders' equity for the six months ended June 30, 1995 and 1994 in the form delivered to Buyer prior to execution and delivery of this Agreement (hereinafter referred to collectively as the "Seller Interim Financial Statements") present fairly, and the financial statements referred to in
Section 5.5 hereof will present fairly, in all material respects the consolidated financial position and results of operations of Seller for the periods indicated thereon and have been, and the financial statements referred to in Section 5.5 hereof will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for the omission of notes to the Seller Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material) applied on a consistent basis (except as required or permitted by SFAS 109 and 115) with all prior periods and throughout the periods indicated.

  (c) Seller has provided to Buyer true and complete copies of all quarterly and annual Consolidated Reports of Condition and Income ("Call Reports") as filed with the FDIC since December 31, 1992 through and including July 30, 1995. Such Call Reports were prepared in accordance with the FDIC's instructions and fairly present the information purported to be shown therein. Each Call Report filed with the FDIC with respect to any period subsequent to June 30, 1995 will be prepared in accordance with the FDIC's instructions and will fairly present the information purported to be shown therein.

  (d) The books and records of Seller have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of its assets, liabilities and accruals and all of its items of income and expense in accordance with generally accepted accounting principles and auditing standards.

  (e) The Seller Audited Financial Statements and the Seller Interim Financial Statements are herein referred to together as the "Seller Financial Statements."

  3.8 Reports. Since January 1, 1991, Seller has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the FDIC, the New Hampshire Commissioner, and any applicable state securities or banking authorities. Seller has made available to Buyer true and complete copies of
(i) each final registration statement, prospectus or offering circular which Seller has used in connection with the sale of its capital stock within the past five years, (ii) each proxy statement distributed by Seller to its stockholders within the past five years, and (iii) each other report filed during the past five years by Seller or any of the Seller Subsidiaries with the New Hampshire Commissioner, the FDIC or any other securities or bank regulatory agency (collectively, the "Seller Reports"). Except as set forth in
Schedule 3.8, none of the Seller Reports referred to in (i) or (ii) above contained as of its date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. None of the Seller Reports is required to be amended or supplemented, other than any amendment or supplement relating to the transactions contemplated hereby. As of their respective dates, the Seller Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

  3.9 Undisclosed Liabilities. Except to the extent reflected or disclosed in the Seller Audited Financial Statements or in Schedule 3.9, neither Seller nor any Seller Subsidiary had at the date of the most recent consolidated balance sheet included in the Seller Audited Financial Statements, and neither Seller nor any Seller Subsidiary presently has, any material undisclosed liabilities or obligations of any kind, whether accrued, unaccrued, asserted or unasserted, contingent or otherwise, and there is no existing situation or set of circumstances which could reasonably be expected to result in such a liability, except for liabilities which would not, either individually or in the aggregate, have a material adverse effect on the business, operations, or financial condition of Seller or any Seller Subsidiaries.

  3.10 Absence of Certain Changes or Events. Except as set forth on Schedule
3.10 hereto, since December 31, 1994, there has not been:

    (a) Any material adverse change in the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Seller or any Seller Subsidiaries, and to the best of Seller's knowledge, no fact or condition exists which will cause such a material adverse change in the future, including without limitation any material loss of deposits or material decline in the value of the assets held in the portfolios of Seller or any of the Seller Subsidiaries;

    (b) Any loss or damage (whether or not covered by insurance) which individually or in the aggregate affects or impairs in a material respect the ability of Seller or any Seller Subsidiaries to conduct their businesses and operate their properties;

    (c) except in the ordinary course of business consistent with past practice with respect to actions that occurred prior to the date hereof, any increase in the compensation payable or to become payable to any of the non-officer employees of Seller or any of the Seller Subsidiaries or any bonus payment or arrangement made to or with any of them;

    (d) any increase in the compensation payable or to become payable to any of the officers or directors of Seller or any of the Seller Subsidiaries or any bonus payment or arrangement made to or with any of them;

    (e) any employment contract, severance contract, bonus, pension, retirement, incentive or similar arrangement or plan instituted, agreed to or amended by Seller or any of the Seller Subsidiaries;

    (f) Any agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business (none of which, individually or in the aggregate, materially adversely affects the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Seller or any Seller Subsidiaries);

    (g) Any change in any of the accounting or tax methods or practices of Seller or any of the Seller Subsidiaries (other than changes that are required by applicable law or generally accepted accounting principles) or any change in the value at which assets are carried on the consolidated or unconsolidated balance sheets of Seller or any of the Seller Subsidiaries (other than changes that are reflected in their respective profit and loss statements);

    (h) Any mortgage or pledge of any assets or properties of Seller or any of the Seller Subsidiaries, or any indebtedness incurred by any of them, other than pledges to secure Federal Home Loan Bank borrowings or repurchase agreements made in the ordinary course of business; or

    (i) Any notice or indication of the intention of any person or entity to terminate any material agreement with Seller or any of the Seller Subsidiaries or any notice or indication from any material depositor, customer or supplier of Seller or any of the Seller Subsidiaries of any intention to cease doing business with, materially change the price or other terms on which business is transacted with or materially reduce the business transacted with Seller or any of the Seller Subsidiaries.

  Except as set forth on Schedule 3.10 hereto, since December 31, 1994, each of Seller and the Seller Subsidiaries has conducted their respective businesses only in the ordinary course and consistent with prior and prudent banking and business practice.

  3.11 Legal Proceedings. Except as set forth on Schedule 3.11 hereto:

    (a) Neither Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to the best of Seller's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against Seller or any of the Seller Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreement, and there is no reasonable basis for any such proceeding, claim, action or governmental investigation against Seller or any of the Seller Subsidiaries.

    (b) Neither Seller nor any of the Seller Subsidiaries is a party to or subject to any order, judgment or decree materially affecting its business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) or its ability to consummate the transactions contemplated hereby or by the Stock Option Agreement.

    (c) Since January 1, 1992, neither Seller nor any of the Seller Subsidiaries has suffered any loss in excess of $1,000 in any one instance caused by defalcation, embezzlement or other employee malfeasance or by payments made or accepted in violation of any law or regulation, and to the best knowledge of Seller, there are no facts, circumstances or conditions which would indicate or suggest that any such loss may be impending.

    (d) Schedule 3.11 lists, as of the date of this Agreement, all pending litigation involving any claim against Seller or any Seller Subsidiary, whether directly or by counterclaim, involving a "lender liability" cause of action.

  3.12 Taxes and Tax Returns. (a) Except as set forth in Schedule 3.12, each of Seller and the Seller Subsidiaries has (i) duly filed in correct form all federal, state and local information returns and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and (ii) duly paid or made provisions for the payment of all taxes and other governmental charges (other than taxes and charges which in the aggregate are immaterial) that have been incurred or that are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). Seller and the Seller Subsidiaries file consolidated federal income tax returns.

  (b) The amounts set up as reserves on Seller's consolidated balance sheet included in the Seller Audited Financial Statements for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, through the fiscal year ended December 31, 1994 or for any year or period ending prior thereto, and for which Seller or any of the Seller Subsidiaries may be liable (in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity), are adequate under generally accepted accounting principles and auditing standards and are sufficient to cover all such taxes of a material amount due. The federal income tax returns of Seller and the Seller Subsidiaries have never been audited by the Internal Revenue Service.

  (c) The amounts set up as reserves on Seller's consolidated balance sheet included in the Seller Interim Financial Statements for the payment of federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the six months ended June 30, 1995, are adequate under generally accepted accounting principles and auditing standards and are sufficient to cover all taxes of a material amount expected to be due for such six month period.

  (d) Except as set forth in Schedule 3.12, Seller has received no notice of any disputes pending, or claims asserted for, federal or state taxes or assessments or local taxes or assessments upon Seller or any of the Seller Subsidiaries, nor has Seller or any of the Seller Subsidiaries been requested to give or given any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period.

  (e) Neither Seller nor any of the Seller Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Code. No consent has been filed pursuant to Section 341(f) of the Code with respect to Seller or any of the Seller Subsidiaries.

  (f) Proper and accurate amounts have been withheld by Seller and the Seller Subsidiaries from their employees, based on information furnished by those employees, for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws. Federal, state and local returns which are accurate and complete in all material respects have been filed by Seller and the Seller Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes. The amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Seller and the Seller Subsidiaries in the consolidated financial statements included in the Seller Audited Financial Statements.

  3.13 Properties. (a) Except (i) as may be reflected in the Seller Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for pledges to secure deposits, (iv) for liens on real estate acquired by foreclosure or substantively repossessed, and (v) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title as do not materially adversely affect the value of personal or real property reflected in the Seller Financial Statements or acquired since the date of such statements and which do not materially interfere with or impair the present and continued use of such property, Seller and the Seller Subsidiaries have good title, free and clear of any liens, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements and all personal and real property acquired since such date, except such personal and real property as has been disposed of in the ordinary course of business.

  (b) Neither Seller nor any of the Seller Subsidiaries has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and there is no such violation of a material nature. All buildings and structures used by Seller and any of the Seller Subsidiaries conform in all material respects with all applicable ordinances, codes and regulations.

  (c) Schedule 3.13 contains a true and complete list and a brief description (including carrying value) of all real properties, including properties acquired by foreclosure or deed in lieu thereof, owned by Seller or any Seller Subsidiary.

  (d) Schedule 3.13 contains a true and complete list of all material leases pursuant to which Seller or any of the Seller Subsidiaries leases any real or personal property, either as lessee or as lessor (the "Leases"). Each of the Leases is valid and binding on Seller and each such Seller Subsidiary, as the case may be, and, to the best of Seller's knowledge, is valid and binding on and enforceable against all other respective parties to such leases in accordance with their respective terms. There are not under such leases any existing breaches, defaults, events of default, or events which with notice and/or lapse of time would constitute a breach, default or event of default, nor has Seller or any of the Seller Subsidiaries received notice of, or made a claim with respect to, any breach or default. Seller and each of the Seller Subsidiaries enjoy quiet and peaceful possession of all such leased properties occupied by them as lessee.

  3.14 Certain Contracts. As of the date of this Agreement, except as set forth in Schedule 3.14 hereto, neither Seller nor any of the Seller Subsidiaries is a party to, is bound by, owns properties subject to, or receives benefits under:

    (a) any agreement, arrangement or understanding (whether written or oral)

      (1) not made in the ordinary course of business that is or may reasonably be expected to be material to the financial condition, business or results of operations of Seller and the Seller
    Subsidiaries, taken as a whole,

      (2) relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than instruments relating to transactions entered into in the ordinary course of the banking business of Seller or in the ordinary course of business of any Seller Subsidiary),
      (3) which cannot be terminated at will relating to the employment of a consultant or the employment, election or retention of any present or former director, officer or employee,

      (4) with a labor union,

      (5) (other than any agreement (x) with a banking customer entered into by Seller in the ordinary course of business under which Seller provides banking services to such banking customer or (y) relating to the sale of mortgage loans, including forward commitments) that involves a payment or series of payments of more than $100,000 from or to Seller or any Seller Subsidiary,

      (6) pursuant to which the consummation of the transactions contemplated by this Agreement or the Stock Option Agreement would (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Seller or any of the Seller Subsidiaries to any officer, director or employee thereof or to any other person or entity,

      (7) which has an unexpired term as of the date of this Agreement of one year or more (other than agreements that are cancelable by Seller or the Seller Subsidiaries with no further obligation upon 30 days notice or less),

      (8) which limits the freedom of Seller or any of the Seller
    Subsidiaries to compete in any line of business or with any person,

      (9) pursuant to which Seller or any of the Seller Subsidiaries may be required to sell assets to, to transfer funds to (other than in the ordinary course of business), to make an investment in, or to guarantee the debt of, any entity, or

    (b) any power of attorney that remains outstanding.

  3.15 Certain Defaults. Except as set forth in Schedule 3.15 hereto, neither Seller nor any Seller Subsidiary, nor, to the knowledge of Seller, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement pursuant to which Seller or any Seller Subsidiary has borrowed funds or is otherwise the obligor.

  3.16 Insurance. Seller has made available to Buyer correct and complete copies of all material policies of insurance of Seller and the Seller Subsidiaries currently in effect. Neither Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on the Seller Interim Financial Statements. Except as set forth on Schedule 3.16 hereto, neither Seller nor any Seller Subsidiary has received any notice of termination of any such insurance coverage or material increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased.

  3.17 Employee Benefit Plans. (a) Except as described on Schedule 3.17 hereto, neither Seller nor any of the Seller Subsidiaries has any obligation, contingent or otherwise, under any employment, consulting, retirement or severance agreement which would require Seller or any Seller Subsidiary to make payments exceeding $100,000 for any employee or former employee.

  (b) Schedule 3.17 hereto sets forth a complete list of all ERISA Plans (as defined below). Except as set forth in Schedule 3.17, neither Seller nor any Seller Subsidiary maintains or contributes to any "multi-employer plan" as that term is defined at Section 4001(a)(3) of ERISA, and neither Seller nor any Seller Subsidiary has incurred any material liability under Section 4062, 4063 or 4201 of ERISA. To the knowledge of Seller, each pension plan, as defined at Section 3(2) of ERISA, maintained by Seller or any Seller Subsidiary (each, a "Pension Plan") which is intended to be qualified under
Section 401(a) of the Code is so qualified. Except as set forth in Schedule
3.17 hereto, to the knowledge of Seller, since January 1, 1991, (i) each welfare plan, as defined at Section 3(1) of ERISA, maintained by Seller or a Seller Subsidiary (each, a "Welfare Plan"), and each Pension Plan (the Pension Plans and Welfare Plans being hereinafter referred to as "ERISA Plans"), has been administered substantially in accordance with the terms of such plan and the provisions of ERISA, (ii) nothing has been done or omitted to be done with respect to any ERISA Plan that would result in any material liability on the part of Seller or any Seller Subsidiary, including the loss of any material tax deduction, under ERISA or the Code, (iii) no "reportable event" as defined at Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any Pension Plan subject to

Title IV of ERISA, and (iv) except for continuation of health coverage to the extent required under Section 4980B of the Code, there are no unfunded obligations under any ERISA Plan providing benefits after termination of employment.

  (c) Schedule 3.17 hereto sets forth a complete list of all employment, consulting, retirement and severance agreements with individuals and all material incentive, bonus, fringe benefit and other employee benefit arrangements of Seller and the Seller Subsidiaries, covering employees or former employees of Seller and the Seller Subsidiaries.

  (d) Seller has made available to Buyer copies of all ERISA Plans, copies of all agreements and arrangements referred to in (c) above that have been reduced to writing, and a written summary of the material terms of all such agreements or arrangements that have not been reduced to writing.

  3.18 Compliance with Applicable Law; Regulatory Examinations. (a) Seller and each of the Seller Subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in material default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to Seller or any of the Seller Subsidiaries, except as set forth on Schedule 3.18 hereto, and neither Seller or any of the Seller Subsidiaries has knowledge of any violation of any of the above.

  (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of Seller and the Seller Subsidiaries, no regulatory agency has initiated any proceeding or, to the best knowledge of Seller, investigation into the business or operations of Seller or any of the Seller Subsidiaries since prior to December 31, 1991. Seller has not received any objection from any regulatory agency to Seller's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Seller or any of the Seller Subsidiaries.

  (c) Except as set forth on Schedule 3.18 hereto, neither Seller nor any Seller Subsidiary will be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise.

  3.19 Regulatory Agreements. On the date hereof, neither Seller nor any Seller Subsidiary is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the FDIC, the Federal Reserve, the New Hampshire Commissioner or any other financial services regulatory agency that relates to the conduct of the business of Seller or any Seller Subsidiary, nor has Seller or any of the Seller Subsidiaries been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

  3.20 Broker's Fees. Neither Seller, any Seller Subsidiary, nor any of its officers or directors has employed any broker, finder or investment advisor, or incurred any liability for any broker's fees, commissions, finder's fees or investment advisory fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement.

  3.21 Fairness Opinion. Seller has engaged, and will pay a fee or commission, to HAS Associates ("HAS") to render an opinion to Seller and its stockholders as to the fairness to Seller and its stockholders, from a financial point of view, of the Merger Consideration. HAS has advised the Board of Directors of Seller that it considers such consideration to be fair and will provide a written opinion as to fairness at or prior to the date on which the Proxy Statement-Prospectus is mailed to stockholders.

  3.22 Seller Information. The information relating to Seller and the Seller Subsidiaries to be contained in the Proxy Statement-Prospectus (as defined in Section 7.1) and any application to any Bank Regulator, or any other statement or application filed with any other governmental body in connection with the Merger and the other transactions contemplated by this Agreement, will not contain as of the date of such Proxy Statement-Prospectus and as of the date of the Special Meeting (defined in Section 5.6) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Seller makes and will make no representation or warranty with respect to any information supplied by Buyer which is contained in any of the foregoing documents. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Buyer and its subsidiaries) will comply in all material respects with any applicable provisions of the Exchange Act and the rules and regulations thereunder.

  3.23 Environmental Issues. Except as set forth on Schedule 3.23 hereto:

    (a) Each of Seller and, to Seller's knowledge, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

    (b) There is no suit, claim, action or proceeding pending or, to the knowledge of Seller threatened, before any Governmental Entity or other forum in which Seller or, to Seller's knowledge, any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or
  (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by Seller or any Participation Facility.

    (c) To Seller's knowledge, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Entity or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Substance whether or not occurring at or on a site owned, leased or operated by a Loan Property.

    (d) Seller does not have knowledge of any facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.23.

    (e) During the period of Seller's ownership or operation of any of its current properties or any previously owned or operated properties, there has been no release or presence of Hazardous Substance in, on, under or affecting such property (except for the presence of small quantities of consumer products such as cleaning solvents and paints). To Seller's knowledge, during the period of (i) Seller's participation in the management of any Participation Facility, or (ii) Seller's holding of a security interest in a Loan Property, there has been no release or presence of Hazardous Substance in, on, under or affecting such Participation Facility or Loan Property. To the knowledge of Seller, prior to the period of (x) Seller's ownership or operation of any of its respective current properties or any previously owned or operated properties, (y) Seller's holding of a security interest in a Loan Property, there was no release or presence of Hazardous Substance in, on, under or affecting any such property, Participation Facility or Loan Property.

  3.24 Investment Securities. None of the investments reflected in the consolidated balance sheet for the period ended December 31, 1994 contained in the Seller Audited Financial Statements and none of the investments made by Seller since December 31, 1994 is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. Seller has (a) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" or as held in a "trading account", and accounted for such securities at fair value, and (b) accounted for any decline in the market value of its securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, including without limitation the recognition through Seller's consolidated statement of income of any unrealized loss with respect to any individual security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary."

  3.25 Derivative Transactions. Except as set forth on Schedule 3.25 neither Seller nor any Seller Subsidiary has engaged in transactions in or involving forwards, options, futures, options on futures, swaps, structured notes or securities defined as "high risk" by the Federal Financial Institutions Examination Council.

  3.26 Intellectual Property. Each of Seller and the Seller Subsidiaries owns or possesses valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, service-marks and trademarks used in its businesses, each without payment, and neither Seller nor any Seller Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Seller and the Seller Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing.

  3.27 Reserves for Possible Loan Losses. The reserves for possible loan losses shown on consolidated financial statements included in the Seller Audited Financial Statements, increased by provisions made and reduced by charges taken after such date, are, in the reasonable judgment of Seller based upon the status of its loan portfolio and general economic conditions as of the date of this Agreement, adequate to provide for possible losses on loans outstanding at and as of the date of this Agreement. Subject to such reserve for possible loan losses, the aggregate principal amount of loans contained in the loan portfolios of Seller and the Seller Subsidiaries at July 31, 1995, increased by loans made and reduced by principal payments made after such date, can reasonably be expected to be collected in the ordinary course of Seller's operations. The reserves for possible loan losses to be shown on Seller's consolidated balance sheet included in any Call Report filed with the FDIC or any Report sent to Seller's stockholders with respect to any period subsequent to the year ended December 31, 1994 are or will be adequate under generally accepted accounting principles at and as of the date of each such balance sheet.

  3.28 Loans. Except as set forth on Schedule 3.28 hereto,

    (a) All loans reflected as assets in Seller's consolidated balance sheet included in the Seller Audited Financial Statements or made or acquired by Seller or any of the Seller Subsidiaries since December 31, 1994 ("Loans") are binding obligations of the respective obligors named therein and no material amount thereof is subject to any defenses which have been or, to the best knowledge of Seller, may be asserted against Seller or any of the Seller Subsidiaries. Seller has entered into no agreement which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any such Loan.

    (b) All of the real estate mortgage Loans reflected as assets on Seller's consolidated balance sheet included in the Seller Audited Financial Statements or made or acquired by Seller or any of the Seller Subsidiaries since December 31, 1994, were validly and legally made, constitute valid and binding agreements of the borrower enforceable in accordance with their terms, are secured by properly perfected, valid liens having the priority indicated by their terms on the properties described therein. All of such mortgage Loans are saleable in the ordinary course of Seller's or any of the Seller Subsidiaries' business (which, in the case of commercial mortgage Loans, shall mean saleable to a knowledgeable purchaser experienced in evaluating such types of obligations). Seller has not entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such Loan. Each mortgage securing a Loan (a "Mortgage") has been and is evidenced by documentation of the types customarily employed by Seller, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by Seller in accordance with such standards and practices. Except with respect to participation loans described on Schedule 3.28 hereto, Seller and the Seller Subsidiaries own and hold the entire interest in all Mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein. With respect to any FHA Mortgage, VA Mortgage, SBA-guaranteed Loan or other insured or guaranteed instrument, the FHA insurance, VA guaranty, SBA guaranty and other insurance or guarantees are in full force and effect and neither Seller nor any of the Seller Subsidiaries has received any notice of any matter pending or threatened which would adversely affect such insurance or guarantee and to the best knowledge of Seller, there are no facts or circumstances which would provide a basis for any such matter in the future.

    (c) Except as disclosed on Schedule 3.28, all Loans were originated in compliance with, and comply in all material respects with, all applicable laws, rules and regulations, including, but not limited to applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

    (d) Seller has furnished to Buyer a true, correct and complete copy of its loan delinquency report as of July 31, 1995 which report includes all Loans for which the payment of any installment of principal or interest has not been made within 30 days after such installment was due.

    (e) All Loans purchased or originated by Seller or any of the Seller Subsidiaries and subsequently sold have been sold without recourse to Seller or any of the Seller Subsidiaries and without any liability under any yield maintenance or similar obligation.

    (f) Schedule 3.28 hereto sets forth (x) all of the Loans presently held by Seller that prior to the date of this Agreement have been classified (whether by any bank examiner or internally) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans presently held by Seller that prior to the date of this Agreement were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category.

  3.29 Transactions with Interested Persons. Except as set forth in Schedule 3.29, neither Seller nor any of the Seller Subsidiaries has any outstanding loan, deposit or other relationship or other transaction with any officer, director or stockholder of Seller or any of the Seller Subsidiaries or any affiliates of any such officer, Director or 5% stockholder (individually, an "Interested Person"), other than deposit or loan transactions in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve any unusual risk (including of non-collectibility) or other features unfavorable to Seller or any of the Seller Subsidiaries.
Schedule 3.29 contains a full description of all outstanding loans by Seller or any of the Seller Subsidiaries to an Interested Person which, individually or in the aggregate, have current outstanding balances of $50,000 or more (including in the outstanding balance all amounts which Seller or any of the Seller Subsidiaries is obligated to advance). All deposit relationships of Seller or any of the Seller Subsidiaries with an Interested Person with aggregate balances in excess of $50,000 are fully described on Schedule 3.29. Except as set forth on Schedule 3.29, neither Seller nor any of the Seller Subsidiaries has entered into any contractual or other business relationship with any Interested Person.

  3.30 Capital. At June 30, 1995, (a) Seller's Tier 1 risk-based capital ratio and total risk-based capital ratios were each in excess of applicable limits, and (b) its leverage ratio was 7.84%, such ratios having been calculated in accordance with the guidelines of the FDIC on a fully phased-in basis.

  3.31 Disclosure. All material facts relating to the business, operations, results of operations, properties, securities, assets, liabilities and condition (financial or otherwise) of Seller or the Seller Subsidiaries have been disclosed to Buyer in this Agreement and the Schedules furnished hereto. No representation or warranty contained in this Agreement or the Stock Option Agreement, and no such statement contained in any Schedule, certificate, list or letter furnished to Buyer pursuant to the provisions hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                  ARTICLE IV

                    Representations and Warranties of Buyer

  Buyer hereby represents and warrants to Seller as follows:

  4.1 Corporate Organization. (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of New Hampshire. The subsidiaries listed on Schedule 4.1 constitute all of Buyer's subsidiaries (the "Buyer Subsidiaries"). Each of the Buyer Subsidiaries is a bank or a corporation, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The deposit accounts of Buyer's banking subsidiary which are of an insurable type are insured by the Bank Insurance Fund of the FDIC to the extent permitted by the FDIC. Each of Buyer and the Buyer Subsidiaries has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on Buyer and the Buyer Subsidiaries. Buyer is registered as a bank holding company with the Federal Reserve under the Bank Holding Company Act of 1956, as amended.

  (b) Buyer has previously made available to Seller for inspection true and complete copies as amended to date of the (i) Charter and By-laws of Buyer and each of the Buyer Subsidiaries, and (ii) all records in the possession of Buyer of all meetings and other corporate action taken by the stockholders, Board of Directors and committees thereof, of Buyer and each of the Buyer Subsidiaries. The minute books of Buyer and each of the Buyer Subsidiaries contain records, which are complete and accurate in all material respects, of incorporators, shareholders, directors, committees and stockholders, as the case may be, and all meetings and actions reflected therein have been duly and validly held or taken within the past ten years.

  (c) Neither Buyer nor any of the Buyer Subsidiaries owns, controls or holds with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any material corporation, partnership, association, joint venture or other entity, other than not more than five percent of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other than shares of the Federal Home Loan Bank of Boston and except for shares of stock of the Buyer Subsidiaries.

  4.2 Capitalization. (a) The authorized capital stock of Buyer consists solely of 3,000,000 shares of common stock, $1.00 par value ("Buyer Common Shares") and 1,000,000 shares of preferred stock, $1.00 par value ("Buyer Preferred Shares"). As of June 30, 1995, there were 1,735,222 Buyer Common Shares issued and outstanding, 11,810 Buyer Common Shares held in its treasury, and no Buyer Preferred Shares issued and outstanding. All issued and outstanding Buyer Common Shares have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and (at the Effective Time) will be fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares or interests of each of the Buyer Subsidiaries are owned by Buyer free and clear of any security interest, pledge, lien, claim or other encumbrance or restriction on transfer.

  (b) Except for the options to acquire not more than 97,577 Buyer Common Shares pursuant to stock options under its 1985, 1988, and 1992 Stock Option Plan (the "Buyer Stock Option Plans"), Buyer is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of Buyer. There are no agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares to which Buyer is a party, nor does Buyer have knowledge of any such agreements or understandings to which Buyer is not a party with respect to the voting of any such shares or which restrict the transfer of such shares. Buyer Common Shares are listed on the Stock Exchange.

  4.3 Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by Buyer's Board of Directors. The Board of Directors of Buyer has directed that this Agreement and the transactions contemplated hereby be submitted to Buyer's stockholders for approval at a meeting of such stockholders and has recommended approval of this Agreement by Buyer's stockholders. Except for the adoption of this Agreement by such stockholders, no other corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer, and is enforceable against Buyer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

  4.4 No Violation. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor the compliance by Buyer with any of the terms or provisions hereof, does or will

    (a) violate any provision of the Charter or By-laws of Buyer,

    (b) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained, violate any statute, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of the Buyer Subsidiaries or any of their respective properties, securities or assets, or

    (c) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained and except as set forth on Schedule 4.4 hereto, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of the Buyer Subsidiaries under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the Buyer Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

  4.5 Consents and Approvals. The execution, delivery and performance of this Agreement by Buyer does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, domestic or foreign, including, without limitation, any bank regulator, except (i) for applicable requirements, if any, of the Exchange Act or the laws of certain states under which a "blue sky" filing or consent may be required, state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by New Hampshire law, and (ii) for consents and approvals of or filings or registrations with Bank Regulators.

  4.6 Regulatory Approval. Buyer is not aware of any reason why the conditions set forth in Section 8.1(c) hereof would not be satisfied without significant delay.

  4.7 Financial Statements. (a) The consolidated balance sheets of Buyer as of June 30, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, cash flows and changes in financial position for the years ended June 30, 1994, 1993 and 1992, certified by KPMG Peat Marwick LLP, in the form delivered to Seller prior to execution and delivery of this Agreement (all of the above being collectively referred to as the "Buyer Audited Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the footnotes thereto and except as required or permitted by SFAS 109 and 115) and present fairly in all material respects the consolidated financial position of and results of operations of Buyer at the dates, and for the periods, stated therein.

  (b) The consolidated balance sheets of Buyer as of March 31, 1995 and 1994, and the related consolidated statements of income for the nine months ended March 31, 1995 and 1994 in the form delivered to Seller prior to execution and delivery of this Agreement (hereinafter referred to collectively as the "Buyer Interim Financial Statements") present fairly in all material respects the consolidated financial position and results of operations of Buyer at the dates and for the periods indicated thereon and are prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for the omission of notes to the Buyer Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material) applied on a consistent basis (except as required or permitted by SFAS 109 and 115) with all prior periods and throughout the periods indicated.

  (c) The books and records of Buyer have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of its assets, liabilities and accruals and all of its items of income and expense in accordance with generally accepted accounting principles and auditing standards.

  (d) The Buyer Audited Financial Statements and the Buyer Interim Financial Statements are herein referred to together as the "Buyer Financial Statements."

  4.8 Reports. Since January 1, 1991, Buyer and the Buyer Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(i) the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act or the Exchange Act, (ii) the New Hampshire Commissioner, (iii) the FDIC, (iv) the Federal Reserve, and (v) any applicable state securities or banking authorities (all such reports and statements are collectively referred to herein as the (the "Buyer Reports"). Buyer has made available to Seller true and complete copies of all Buyer Reports and all reports and communications mailed by Buyer to its shareholders since January 1, 1993. As of their respective dates, no such Buyer Report filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. As of their respective dates, the Buyer Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

  4.9 Undisclosed Liabilities. Except to the extent reflected or disclosed in the Buyer Audited Financial Statements or in Schedule 4.9, neither Buyer nor any Buyer Subsidiary had at the date of the most recent consolidated balance sheet included in the Buyer Audited Financial Statements, and neither Buyer nor any Buyer Subsidiary presently has, any material undisclosed liabilities or obligations of any kind, whether accrued, unaccrued, asserted or unasserted, contingent or otherwise, and there is no existing situation or set of circumstances which could reasonably be expected to result in such a liability, except for liabilities which would not, either individually or in the aggregate, have a material adverse effect on the business, operations, or financial condition of Buyer or any Buyer Subsidiaries.

  4.10 Absence of Certain Changes or Events. Except as set forth on Schedule
4.10 hereto, since December 31, 1994, there has not been:

    (a) Any material adverse change in the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Buyer or any Buyer Subsidiaries, and to the best of Buyer's knowledge, no fact or condition exists which will cause such a material adverse change in the future, including without limitation any material loss of deposits or material decline in the value of the assets held in the portfolios of Buyer or any of the Buyer Subsidiaries;

    (b) Any loss or damage (whether or not covered by insurance) which individually or in the aggregate affects or impairs in a material respect the ability of Buyer or any Buyer Subsidiaries to conduct their businesses and operate their properties;

    (c) Any agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business (none of which, individually or in the aggregate, materially adversely affects the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Buyer or any Buyer Subsidiaries); or

    (d) Any change in any of the accounting methods or practices of Buyer or any of the Buyer Subsidiaries (other than changes that are required by applicable law or generally accepted accounting principles) or any change in the value at which assets are carried on the consolidated or unconsolidated balance sheets of Buyer or any of the Buyer Subsidiaries (other than changes that are reflected in their respective profit and loss statements).

    (e) Any notice or indication of the intention of any person or entity to terminate any material agreement with Buyer or any of the Buyer Subsidiaries or any notice or indication from any material depositor, customer or supplier of Buyer or any of the Buyer Subsidiaries of any intention to cease doing business with, materially change the price or other terms on which business is transacted with or materially reduce the business transacted with Buyer or any of the Buyer Subsidiaries.

  4.11 Legal Proceedings. Except as set forth on Schedule 4.11 hereto:

    (a) Neither Buyer nor any of the Buyer Subsidiaries is a party to any, and there are no pending or, to the best of Buyer's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature by or against Buyer or any of the Buyer Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no reasonable basis for any such proceeding, claim, action or governmental investigation against Buyer or any of the Buyer Subsidiaries.

    (b) Neither Buyer nor any of the Buyer Subsidiaries is a party to or subject to any order, judgment or decree affecting its business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) or its ability to consummate the transactions contemplated hereby.

    (c) Since January 1, 1992, neither Buyer nor any of the Buyer Subsidiaries has suffered any loss in excess of $25,000 in any one instance caused by defalcation, embezzlement or other employee malfeasance or by payments made or accepted in violation of any law or regulation, and to the best knowledge of Buyer, there are no facts, circumstances or conditions which would indicate or suggest that any such loss may be impending.

  4.12 Taxes and Tax Returns. (a) Except as set forth in Schedule 4.12, each of Buyer and the Buyer Subsidiaries has (i) duly filed in correct form all federal, state and local information returns and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and (ii) duly paid or made provisions for the payment of all taxes and other governmental charges (other than taxes and charges which in the aggregate are immaterial) that have been incurred or that are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). Buyer and the Buyer Subsidiaries file consolidated federal income tax returns.

  (b) The amounts set up as reserves on Buyer's consolidated balance sheet included in the Buyer Audited Financial Statements for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, through the fiscal year ended June 30, 1994 or for any year or period ending prior thereto, and for which Buyer or any of the Buyer Subsidiaries may be liable (in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity), are adequate under generally accepted accounting principles and auditing standards and are sufficient to cover all such taxes of a material amount due. The federal income tax returns of Buyer and the Buyer Subsidiaries have been audited by the Internal Revenue Service through June 30, 1991.

  (c) Except as set forth in Schedule 4.12, Buyer has received no notice of any disputes pending, or claims asserted for, federal or state taxes or assessments or local taxes or assessments upon Buyer or any of the Buyer Subsidiaries, nor has Buyer or any of the Buyer Subsidiaries been requested to give or given any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period.

  (d) Except as set forth in Schedule 4.12, neither Buyer nor any of the Buyer Subsidiaries has agreed to or is required to make any adjustments under
Section 481(a) of the Code. No consent has been filed pursuant to Section 341(f) of the Code with respect to Buyer or any of the Buyer Subsidiaries.

  (e) Proper and accurate amounts have been withheld by Buyer and the Buyer Subsidiaries from their employees, based on information furnished by those employees, for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws. Federal, state and local returns which are accurate and complete in all material respects have been filed by Buyer and the Buyer Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes. The amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Buyer and the Buyer Subsidiaries in the consolidated financial statements included in the Buyer Audited Financial Statements.

  4.13 Certain Contracts. Buyer has filed with the SEC all material contracts required to be filed pursuant to Item 601 of the SEC's Regulation S-K.

  4.14 Certain Defaults. Neither Buyer nor any Buyer Subsidiary, nor, to the knowledge of Buyer, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement pursuant to which Buyer or any Buyer Subsidiary has borrowed funds or is otherwise the obligor.

  4.15 Compliance with Applicable Law; Regulatory Examinations. (a) Buyer and each of the Buyer Subsidiaries holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in material default under, any applicable law, statute, order, rule, regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to Buyer or any of the Buyer Subsidiaries, and neither Buyer or any of the Buyer Subsidiaries has knowledge of any material violation of any of the above.

  (b) Except for normal examinations conducted by a regulatory agency in the regular course of the business of Buyer and the Buyer Subsidiaries, no regulatory agency has initiated any proceeding or, to the best knowledge of Buyer, investigation into the business or operations of Buyer or any of the Buyer Subsidiaries since prior to December 31, 1991. Buyer has not received any objection from any regulatory agency to Buyer's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Buyer or any of the Buyer Subsidiaries.

  (c) Neither Buyer nor any Buyer Subsidiary will be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise.

  4.16 Fairness Opinion. Buyer has engaged, and will pay a fee or commission, to McConnell, Budd & Downes, Inc. ("MBD") to render an opinion to Buyer and its stockholders as to the fairness to Buyer and its stockholders, from a financial point of view, of the Merger Consideration. MBD has advised the Board of Directors of Buyer that it considers such consideration to be fair and will provide a written opinion as to fairness at or prior to the date on which the Proxy Statement-Prospectus is mailed to stockholders.

  4.17 Buyer Information. The information relating to Buyer and the Buyer Subsidiaries to be contained in the Proxy Statement-Prospectus (as contemplated by Section 7.1) and any application to any Bank Regulator, or any other statement or application filed with any governmental body in connection with the Merger and the other transactions contemplated by this Agreement will not contain as of the date of such Proxy Statement-Prospectus or filing any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer makes and will make no representation or warranty with respect to any information supplied by Seller which is contained in any of the foregoing documents. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Seller and its subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  4.18 Environmental Issues. Except as set forth on Schedule 4.18,

    (a) Buyer has no knowledge of any circumstance which might reasonably be expected to result in any material liability arising out of violations of Environmental Laws.

    (b) With respect to properties owned, operated and leased by Buyer, Buyer is, and has been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment.

    (c) Buyer has received no notice of any suit, claim, action or proceeding pending or threatened, before any Governmental Entity or other forum in which Buyer, or any property owned, leased or operated by Buyer, has been or, with respect to threatened proceedings, may be, named as a defendant
  (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Substance whether or not occurring at or on a site owned, leased or operated by Buyer.

  4.19 Disclosure. All material facts relating to the business, operations, results of operations, properties, securities, assets, liabilities and condition (financial or otherwise) of Buyer or the Buyer Subsidiaries have been disclosed to Seller either in this Agreement and the Schedules furnished hereto or are set forth in the Buyer Reports filed with the SEC. No representation or warranty contained in this Agreement, and no such statement contained in any Schedule, certificate, list or letter furnished to Seller pursuant to the provisions hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

  4.20 Capital. At June 30, 1995, (a) Buyer's Tier 1 risk-based capital ratio and total risk-based capital ratios were each in excess of applicable limits, and (b) its leverage ratio was 7.07%, such ratios having been calculated in accordance with the guidelines of the Federal Reserve applicable to bank holding companies on a fully phased-in basis.

  4.21 Regulatory Agreements. On the date hereof, neither Buyer nor any of its subsidiaries is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the FDIC, the Federal Reserve, the New Hampshire Bank Commissioner, or other financial services regulatory agency that restricts Buyer's ability to perform its obligations hereunder, nor has Buyer or any of its subsidiaries been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

                                   ARTICLE V

                              Covenants of Seller

  5.1 Conduct of Business.

    (a) Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Buyer, Seller will

      (1) operate its business, and cause each of the Seller Subsidiaries to operate its business, only in the usual, regular and ordinary course of business and consistent with prior and prudent business and banking practice;

      (2) use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and

      (3) use its best efforts to (x) preserve its business and that of the Seller Subsidiaries intact, (y) keep available to itself and to Buyer the present services of the employees of Seller and the Seller Subsidiaries, and (z) preserve for itself and to Buyer the goodwill of the customers of Seller and the Seller Subsidiaries and others with whom business relationships exist.

    (b) Negative Covenants. Seller agrees that, from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or described on Schedule 5.1(b), or consented to by Buyer in writing, Seller will not, and will cause each of the Seller Subsidiaries not to do any of the following (it being understood that each of Paul Ferguson and Douglas Crichfield shall be authorized to consent on behalf of Buyer, and Buyer's consent shall be deemed to have been given if Buyer shall not have responded to Seller's written request for such consent within two business days (not counting Saturdays, Sundays or legal holidays) after receipt thereof):

      (1) change or waive any provision of its Charter or By-laws;

      (2) change the number of shares of its authorized or issued capital stock (except for the issuance of Seller Common Stock pursuant to the exercise of outstanding stock options under the Seller Stock Option Plan, as contemplated by Section 3.2(b) hereof);

      (3) issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller or any of the Seller Subsidiaries, or any securities convertible into shares of such stock;

      (4) split, combine or reclassify any shares of its capital stock;

      (5) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Seller except for a $.075 per share semiannual dividend (with declaration, record and payment dates that are consistent with past practice) and for dividends paid by a Seller Subsidiary to Seller;

      (6) purchase, redeem, retire or otherwise acquire, or hypothecate, pledge or otherwise encumber, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

      (7) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on Seller and the Seller Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

      (8) except in the ordinary course of business and consistent with Seller's past practice with respect to amount, nature, and terms and conditions, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, repurchase agreement, bond, debenture or similar instrument, or acquire any equity, debt, or other investment securities;

      (9) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair;

      (10) agree to make any loan other than in accordance with Seller's loan and credit policies and Seller's customary terms, conditions and standards, and in accordance with applicable law and consistent with prudent banking practices; agree to make any loan, commitment to extend credit or advance which increases any currently outstanding obligation of any borrower or creates or would create any new obligation of any new borrower, which would result in aggregate obligations of such borrower to Seller, direct or indirect, primary or secondary, absolute or contingent (including obligations if commitments are honored) in excess of $400,000;

      (11) grant any bonus or increase in rates of compensation to its employees, except general increases to non-officer employees as a class in accordance with past practice; grant any bonus or increase in rates of compensation to its directors or officers; adopt or amend in any material respect or terminate any employee benefit plan, pension plan or incentive plan except as required by law, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or enter into any employment, bonus, severance or similar agreements or arrangements with any directors or officers;

      (12) make application for the opening or closing of any, or open or close any, branches or automated banking facility;

      (13) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices;

      (14) merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

      (15) make any material change in its accounting or tax methods or practices, except changes as may be required by generally accepted accounting principles or by regulatory requirements;

      (16) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

      (17) take any action which would (i) materially adversely affect the ability of Buyer or Seller to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement;

      (18) take any action that would result in the representations and warranties of Seller contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date;

      (19) sell, assign, transfer, pledge, or otherwise dispose of or encumber any portfolio securities designated as "held to maturity" or any other assets of Seller or any of the Seller Subsidiaries except (A) sales of federal funds, sales of loans in the secondary market, or sales of securities designated as "held for sale" or "available for sale", made without recourse in the ordinary course of business and consistent with past practices, or (B) sales of property owned through foreclosure or deed in lieu of foreclosure, in accordance with applicable law and consistent with prudent banking practices; or take any action which would have an adverse effect on the value of any such asset;

      (20) accept any deposit from any new depositor (A) exceeding $500,000 from any one depositor or group of related depositors, or (B) with a term in excess of five years, (C) with interest rates exceeding then-current market rates, or (D) placed by a broker or solicited from a depositor outside of Seller's market area;

      (21) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose upon or take a deed or title to any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, might involve a cost of remediation in excess of $2,000; or

      (22) permit Seller's regulatory leverage capital ratio to be less than 6.5%; or

      (23) agree to do any of the foregoing.

  5.2 No Solicitation. Neither Seller nor any of its directors, officers, employees, representatives or agents or other Persons controlled by Seller shall, and Seller shall use its best efforts to cause its stockholders not to, directly or indirectly, negotiate, authorize, recommend, propose, solicit or announce an intention to authorize, recommend or propose, or enter into, any offer, agreement in principle, agreement, understanding or commitment, written or oral, with or from any third party, which relates to the acquisition of Seller by such third party or which is otherwise inconsistent with the obligations arising under this Agreement. Seller will promptly communicate to Buyer the terms of any proposal or offer or any inquiry or request for information which it may receive in respect of any such transaction and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

  5.3 Current Information. During the period from the date of this Agreement to the Effective Time, Seller will cause one or more of its representatives to confer with representatives of Buyer and report the general status of its ongoing operations at such times as Buyer may reasonably request. Prior to the Effective Time one or more representatives of Seller shall confer with representatives of Buyer to review Buyer's financial statements and shall, if requested by Seller, make such adjustments in connection with the Closing as Buyer shall deem appropriate or desirable. Seller will promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Seller. Seller will also provide Buyer such information with respect to such events as Buyer may reasonably request from time to time.

  5.4 Access to Properties and Records. Seller shall permit Buyer reasonable access to its properties and those of the Seller Subsidiaries, and shall disclose and make available to Buyer during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest; provided, however, that Seller shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would (i) be legally prohibited, or (ii) violate or prejudice the rights or business interests or confidences of any customer or other person or (iii) would result in the waiver by Seller of the privilege protecting communications between it and any of its counsel.

  5.5 Financial and Other Statements. (a) Promptly upon receipt thereof, Seller will furnish to Buyer copies of each annual, interim or special audit of the books of Seller and the Seller Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Seller by such accountants in connection with each annual, interim or special audit of the books of Seller and the Seller Subsidiaries made by such accountants.

  (b) As soon as practicable, Seller will furnish to Buyer copies of all such financial statements and reports as it shall send to its stockholders, the FDIC, the New Hampshire Commissioner or any other regulatory authority, except as legally prohibited thereby.

  (c) Seller will advise Buyer promptly of Seller's receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of Seller or any of the Seller Subsidiaries. If requested by Buyer, Seller will use its best efforts to obtain authority to make available to Buyer confidential examination reports of federal or state regulatory or examination authorities with respect to the condition or activities of Seller or any of the Seller Subsidiaries.

  (d) With reasonable promptness, Seller will furnish to Buyer such additional financial data as Buyer may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

  5.6 Approval of Seller's Stockholders. Seller will take all reasonable steps necessary to duly call, give notice of, solicit proxies for, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby. The date of the Special Meeting shall occur as soon as practicable following the effectiveness of the Registration Statement on Form S-4 (as more fully described in Section 7.1) filed with the SEC. The Board of Directors of Seller will recommend to Seller's stockholders the approval of this Agreement and the transactions contemplated hereby and will use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Seller's stockholders of this Agreement and the transactions contemplated hereby.

  5.7 Disclosure Supplements. From time to time prior to the Effective Time, Seller will promptly supplement or amend the Schedules delivered in connection herewith pursuant to Article III with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII or the compliance by Seller with the covenants set forth in Section 5.1 hereof.

  5.8 Failure to Fulfill Conditions. In the event that Seller determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Buyer.

  5.9 Consents and Approvals of Third Parties. Seller shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement.

  5.10 All Reasonable Efforts. Subject to the terms and conditions herein provided, Seller agrees to use all reasonable efforts to take, or cause to be taken, all corporate or other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stock Option Agreement.

                                  ARTICLE VI

                              Covenants of Buyer

  6.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, except with the written consent of Seller, Buyer will take no action which would (i) materially adversely affect the ability of Buyer or Seller to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement, or (iii) disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, or (iv) result in the representations and warranties of Buyer contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date.

  6.2 Current Information. During the period from the date of this Agreement to the Effective Time, Buyer will cause one or more of its representatives to confer with representatives of Seller and report the general status of its ongoing operations at such times as Seller may reasonably request. Buyer will promptly notify Seller of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Buyer. Buyer will also provide Seller such information with respect to such events as Seller may reasonably request from time to time.

  6.3 Access to Properties and Records. Buyer shall permit Seller reasonable access during normal business hours to its properties and those of the Buyer Subsidiaries, and shall disclose and make available to Seller the following materials to the extent that Buyer has a reasonable interest in information contained therein: its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Seller may have a reasonable interest; provided, however, that Buyer shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would (i) be legally prohibited, or (ii) violate or prejudice the rights or business interests or confidences of any customer or other person or (iii) would result in the waiver by Buyer of the privilege protecting communications between it and any of its counsel.

  6.4 Financial and Other Statements. (a) Promptly upon receipt thereof, Buyer will furnish to Seller copies of each annual, interim or special audit of the books of Buyer and the Buyer Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Buyer by such accountants in connection with each annual, interim or special audit of the books of Buyer and the Buyer Subsidiaries made by such accountants.

  (b) As soon as practicable, Buyer will furnish to Seller copies of all such financial statements and reports as it shall send to its stockholders, the FDIC, the New Hampshire Commissioner or any other regulatory authority, except as legally prohibited thereby.

  (c) Buyer will advise Seller promptly of Buyer's receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of Buyer or any of the Buyer Subsidiaries. If requested by Seller, Buyer will use its best efforts to obtain authority to make available to Seller confidential examination reports of federal or state regulatory or examination authorities with respect to the condition or activities of Buyer or any of the Buyer Subsidiaries.

  (d) With reasonable promptness, Buyer will furnish to Seller such additional financial data as Seller may reasonably request.

  6.5 Consents and Approvals of Third Parties. Buyer shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

  6.6 All Reasonable Efforts. Subject to the terms and conditions herein provided, Buyer agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

  6.7 Failure to Fulfill Conditions. In the event that Buyer determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Seller.

  6.8 Disclosure Supplements. From time to time prior to the Effective Time, Buyer will promptly supplement or amend the Schedules delivered in connection herewith pursuant to Article IV with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII or the compliance by Buyer with the covenants set forth in Section 6.1 hereof.

  6.9 Financial and Other Statements. Promptly upon receipt thereof, Buyer will furnish to Seller copies of each annual, interim or special audit of the books of Buyer and the Buyer Subsidiaries made by its independent accountants. As soon as practicable after the filing thereof, Buyer will furnish to Seller copies of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K or other periodic report which it files with the SEC under the Exchange Act.

  6.10 Employee Benefits. After the Effective Time, Buyer shall provide for those Persons who were employees of Seller immediately prior to the Effective Time and who remain employees of Surviving Bank after the Effective Time, employee benefits no less favorable overall than those available to employees of Buyer, subject to the terms and conditions under which those employee benefits are made available to employees of Buyer, provided that for purposes of determining eligibility for vesting of such employee benefits and for determining the amount of benefits payable under defined benefit pension plans, service with Seller by Persons who were employees thereof at the Effective Time shall be treated as service with an "employer" to the same extent as if such Persons had been employees of Buyer during the period such Persons were employed by Seller.

  6.11 Deposit of Exchange Fund with Exchange Agent. On the Closing Date, immediately prior to the Effective Time, Buyer shall take such actions as may be necessary to permit the Exchange Agent to issue the Buyer Common Stock to be delivered in exchange for Certificates and shall deposit with the Exchange Agent cash in an amount sufficient to satisfy all of Buyer's other obligations with respect to deposit of the Exchange Fund.

  6.12 Directors and Officers Indemnification and Insurance. All rights to indemnification and all limitations of liability existing in favor of the directors and officers of Seller as provided in Seller's Charter and By-laws as in effect as of the date hereof with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Buyer shall maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by Seller (provided, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Buyer be required to expend pursuant to this Section 6.12 more than an aggregate amount of $45,000 for such insurance. The provisions of this Section
6.12 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, officer and employee covered hereby and his or her heirs and representatives.

  6.13 Buyer Sub. Prior to the Effective Time, Buyer will take any and all necessary action to cause (i) Buyer Sub to be organized, (ii) Buyer Sub to become a direct or indirect wholly-owned subsidiary of Buyer, (iii) the directors and stockholder or stockholders of Buyer Sub to approve the transactions contemplated by this Agreement, and (iv) Buyer Sub to execute one or more counterparts of this Agreement and to deliver at least one such counterpart so executed to Seller, whereupon Buyer Sub shall become a party to and bound by this Agreement. On and as of the date Buyer Sub becomes a party to this Agreement, Buyer and Buyer Sub will represent and warrant to Seller as follows:

    (a) Buyer Sub is a trust company in stock form, duly organized (or in organization, as the case may be), validly existing and in good standing under the laws of New Hampshire, all of the outstanding capital stock of which is, or will be prior to the Effective Time, owned directly or indirectly by Buyer free and clear of any lien, charge or other encumbrance. Since the date of its incorporation, Buyer Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

    (b) Buyer Sub has, or will have prior to the Effective Time, the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer Sub. This Agreement is a valid and binding obligation of Buyer Sub, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

  6.14 Approval of Buyer's Stockholders. Buyer will take all reasonable steps necessary to duly call, give notice of, solicit proxies for, convene and hold a special meeting (the "Buyer Special Meeting") of its stockholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby. The date of the Special Meeting shall occur as soon as practicable following the later of (a) clearance of the Proxy Statement-Prospectus by the FDIC and (b) effectiveness of the Registration Statement on Form S-4 (as more fully described in Section 7.1) filed with the SEC. The Board of Directors of Buyer will recommend to Buyer's stockholders the approval of this Agreement and the transactions contemplated hereby and will use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Buyer's stockholders of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                         Regulatory and Other Matters

  7.1 Proxy Statement-Prospectus. For the purposes (x) of registering Buyer Common Stock to be issued to holders of Seller's Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the Seller shareholders' meeting, Buyer and Seller shall cooperate in the preparation of a registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a proxy statement/prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Seller to the Seller shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). Buyer shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement-Prospectus will be included as a prospectus. Each of Buyer and Seller shall use their best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Seller and Buyer shall thereafter promptly mail the Proxy Statement-Prospectus to its respective stockholders. Buyer shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Seller shall furnish all information concerning Seller and the holders of Seller Common Stock as may be reasonably requested in connection with any such action. Seller and Buyer shall each promptly notify the other if at any time it becomes aware that the Proxy Statement-Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Seller and Buyer shall cooperate in the preparation of a supplement or amendment to the Proxy Statement-Prospectus, which corrects such misstatement or omission, and shall cause the same to be filed with the FDIC and the SEC and distributed to stockholders of Seller.

  7.2 Regulatory Approvals. Each of Seller and Buyer will cooperate with the other and use all reasonable efforts to prepare and execute all necessary documentation (including, without limitation, a Contract for Union in a form reasonably acceptable to Seller and Buyer), to promptly effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Seller and Buyer will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of Seller or Buyer to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Seller and Buyer shall have the right to review and approve in advance all characterizations of the information relating to Buyer or Seller, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Seller and Buyer shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body.

  7.3 Affiliates; Publication of Combined Financial Results. Each of Buyer and Seller shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by Seller to approve this Agreement, a written agreement, in the form of Exhibit 7.3 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock or Seller Common Stock held by such "affiliate", and, in the case of the "affiliates" of Seller, the shares of Buyer Common Stock to be received by such "affiliate" in the Merger: (1) otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder or (2) during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Buyer and Seller. Such agreement shall also contain such representations as are necessary or appropriate to support the tax-free nature of the Merger.

  7.4 Agreement to Vote in Favor of Merger. Seller has caused each director and certain of their related interests to grant to Buyer an irrevocable proxy in the form attached hereto as Exhibit 7.4. Such proxy shall grant to Buyer the authority (x) to call a special meeting of stockholders of Seller to approve the Merger, this Agreement and the transactions contemplated hereby and (y) to vote, in any manner that Buyer may determine in its sole and absolute discretion to be in the best interest of Buyer, all of the shares of Seller Common Stock as to which each such person has voting power at any meeting of stockholders of Seller on matters in any way relating to the Merger, the Merger Agreement, and the transactions contemplated thereby.

                                 ARTICLE VIII

                              Closing Conditions

  8.1 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

    (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved in accordance with applicable law by the requisite votes of the stockholders of Seller and of Buyer.

    (b) Injunctions; Illegality. No order, decree or injunction of a court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, or any of the other transactions contemplated by this Agreement, shall be in effect and no proceeding initiated by a third party including, without limitation, any Governmental Entity, seeking an Injunction, shall be pending; provided, however, that, with respect to any such pending matter, counsel to the party seeking to postpone the Closing of the transactions contemplated hereby or terminate this Agreement has advised such party that such pending matter may reasonably be expected to have a material adverse effect on the other party. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

    (c) Regulatory Approvals. All necessary approvals, authorizations and consents of all governmental bodies required to consummate the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired.

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

    (d) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (e) Tax Rulings or Opinions. Each of Buyer and Seller shall have received an opinion of counsel reasonably acceptable to Buyer and Seller, addressed to Buyer and the shareholders of Seller, with respect to federal tax laws or regulations, to the effect that:

      (1) The merger will constitute a reorganization within the meaning of
    Section 368(a)(1) of the Code;

      (2) No gain or loss will be recognized by Buyer, Seller or Buyer Sub or Surviving Bank by reason of the Merger;

      (3) The bases of the assets of Seller in the hands of the Surviving Bank will be the same as the bases of such assets in the hands of Seller immediately prior to the Merger;

      (4) The holding period of the assets of Seller in the hands of the Surviving Bank will include the period during which such assets were held by Seller prior to the Merger;

      (5) No gain or loss will be recognized by the Seller shareholders on the exchange of shares of Seller Common Stock solely for shares of Buyer Common Stock; income gain or loss will be recognized, however, to each such shareholder upon the receipt of cash by such shareholders on the exchange. The determination of whether the receipt of cash by Seller shareholders will have the effect of the distribution of a dividend will be made by treating the shareholder as having received solely shares of Buyer Common Stock in the reorganization exchange and then having received the cash payment from Buyer in a hypothetical redemption of that number of shares of Buyer Common Stock equal in value to such cash payment.

      (6) The basis of the shares of Buyer Common Stock to be received by Seller shareholders will be the same as the basis of the shares of Seller's Common Stock surrendered in the reorganization exchange, decreased by the amount of cash received and increased by the amount of any gain (and by the amount of any dividend income) recognized on the exchange.

      (7) The holding period of the shares of Buyer Common Stock to be received by the shareholders of Seller will include the period during which they held the shares of Seller's Common Stock surrendered, provided the shares of Seller's Common Stock are held as a capital asset on the date of the exchange.

  8.2 Conditions to the Obligations of Buyer under this Agreement. The obligations of Buyer under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

    (a) Representations and Warranties. Each of the representations and warranties of Seller in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time. Seller shall have delivered to Buyer a certificate of Seller to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Seller as of the Effective Time.

    (b) Material Adverse Change. There shall have occurred no material adverse change in the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Seller or any Seller Subsidiaries since the date of the consolidated financial statements contained in the Seller Audited Financial Statements. The fact that the conditions set forth in Sections 8.2(c) and (d) hereof have been satisfied shall not preclude the existence of any material adverse change that may otherwise exist for purposes of this Section 8.2(b).

    (c) Non-Performing Assets. As of the last day of any fiscal quarter of Seller following the date hereof, or as of any date following satisfaction of the condition set forth in Section 8.1(c) and prior to the Effective Time, the aggregate balance of Seller's Non-Performing Assets (determined in accordance with regulatory requirements) shall not exceed 2% of Seller's aggregate balance of Loans and Non-Performing Assets. The term Non-Performing Assets, as of any date, shall include (A) all Loans with respect to which, as of the close of business on such date, any payment of interest or principal that was due more than 90 days before such date has not been made, (B) all Loans classified as "in substance foreclosure", (C) the carrying value of all other real estate owned by Seller (other than bank premises), (D) all Loans (other than Loans included pursuant to (A), (B) or
  (C) above) which Seller has classified as non-accruing for any other reason, and (E) all Loans that are the subject of troubled debt restructurings, as defined in Statement of Financial Accounting Standards 15.

    (d) Minimum Increase in Net Worth. As of the last day of any fiscal quarter of Seller following the date hereof, and as of any date following satisfaction of the conditions set forth in Section 8.1(c) and prior to the Effective Time, the consolidated net worth of Seller ("Seller Net Worth") shall have increased by at least $100,000 during each calendar quarter (beginning with the calendar quarter ended March 31, 1995) from its consolidated net worth as of December 31, 1994. All calculations of Seller Net Worth shall be in accordance with GAAP, except that (1) the base Seller Net Worth as of December 31, 1994, shall be based upon the consolidated net worth set forth on the balance sheet contained in the 1994 Seller Audited Financial Statements but shall be restated to eliminate the effects of any adjustments to such consolidated net worth made to reflect the changes in the value of securities pursuant FASB 115; (2) all determinations of Seller Net Worth shall be calculated so as to eliminate the effects of any adjustments made to such consolidated net worth in order to reflect the changes in value of securities pursuant FASB 115; (3) the amounts of any gains upon sales of securities or capital assets shall not be included in determination of Seller Net Worth; and (4) the expenses reasonably incurred by Seller in connection with the Merger shall not be deducted in making such calculations.

    (e) Agreements and Covenants. Seller shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Seller to be performed or complied with by it at or prior to the Effective Time under this Agreement and Buyer shall have received a certificate signed on behalf of Seller by the Chief Executive Officer and Chief Financial Officer of Seller to such effect dated as of the Effective Time.

    (f) Permits, Authorizations, Etc. Seller and the Seller Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Seller.

    (g) Legal Opinion. Buyer shall have received an opinion, dated the Closing Date, from McLane, Graf, Raulerson & Middleton, PA, counsel to Seller, acceptable in form and substance to Buyer and its counsel. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Seller, Buyer, Affiliates of the foregoing, and others.

    (h) Pooling of Interests. Buyer shall have received a letter from KPMG Peat Marwick LLP, addressed to Buyer, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

    (i) Dissenting Seller Shareholders. The holders of not more than 8% of the Seller Common Stock outstanding immediately prior to the Effective Time shall have given notice of their intention to exercise dissenters' rights pursuant to the NHRSA.

    (j) Accountants' Letter. Buyer shall have received a "comfort" letter from the independent certified public accountants for Seller, dated (i) the effective date of the Registration Statement and (ii) the Closing Date, in each case stating:

      (1) that it is a firm of independent public accountants with respect to Seller and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the SEC thereunder;

      (2) that in its opinion the audited consolidated financial statements of Seller and its subsidiaries examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed;

      (3) that, on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted auditing standards), consisting of a reading of the unaudited consolidated financial statements, if any, of Seller included in such Registration Statement and of the latest available unaudited consolidated financial statements of Seller, inquiries of officers responsible for financial and accounting matters of Seller and its subsidiaries and a reading of the minutes of meetings of shareholders and the Board of Directors of Seller and its subsidiaries, nothing has come to its attention which causes it to believe: (i) that the consolidated financial statements, if any, of Seller included in such Registration Statement do not comply in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder; and (ii) that any such unaudited consolidated financial statements of Seller from which unaudited quarterly financial information set forth in such Registration Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited consolidated financial statements; and

      (4) Whether, from the date of the latest available unaudited consolidated financial statements of Seller through the date of the letter, there were any changes in financial statement amounts, such financial statement amounts being those customarily appearing in comfort letters.

    (k) Fairness Opinion. Buyer shall have received a letter from MBD, dated as of a date not more than five (5) days prior to the date the Proxy Statement-Prospectus contemplated by Section 7.1 is mailed to stockholders, confirming its oral opinion, delivered prior to the date of this Agreement, that the consideration to be paid to Seller's stockholders pursuant to the Merger is fair to Buyer and its stockholders, from a financial point of view.

  Seller will furnish Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.2 as Buyer may reasonably request.

  8.3 Conditions to the Obligations of Seller under this Agreement. The obligations of Seller under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

    (a) Representations and Warranties. Each of the representations and warranties of Buyer in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time. Buyer shall have delivered to Seller a certificate of Buyer to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Buyer as of the Effective Time.

    (b) Material Adverse Change. There shall have occurred no material adverse change in the business, operations, results of operations, properties, assets, liabilities, securities, capitalization or condition (financial or otherwise) of Buyer and the Buyer Subsidiaries, taken as a whole, since the date of the consolidated financial statements contained in the Buyer Audited Financial Statements, including, without limiting the generality of the foregoing, a decline in the market price of the Buyer's Common Stock so that the Average Closing Price is less than 75% of Buyer's Book Value Per Share. Any change in the stock price, results of operations, capitalization, or financial condition of Buyer that results from (i) a change in law affecting savings banks generally, such as a change in the tax deduction for bad debt reserves applicable to savings banks, or (ii) a purchase of deposits or retail branches in connection with the Fleet/Shawmut merger, shall be deemed not to constitute or contribute to a material adverse change.

    (c) Agreements and Covenants. Buyer shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Buyer to be performed or complied with by it at or prior to the Effective Time under this Agreement and Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and Chief Financial Officer of Buyer to such effect dated as of the Effective Time.

    (d) Permits, Authorizations, Etc. Buyer and its subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Buyer, the failure to obtain which would have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

    (e) Legal Opinion. Seller shall have received an opinion from Foley, Hoag & Eliot, counsel to Buyer, dated the Closing Date, acceptable in form and substance to Seller and its counsel. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Buyer, Seller, Affiliates of the foregoing, and others.

    (f) Fairness Opinion. Seller shall have received a letter from its investment advisor, dated as of a date not more than five (5) days prior to the date the Proxy Statement-Prospectus contemplated by Section 7.1 is mailed to stockholders, confirming its oral opinion, delivered prior to the date of this Agreement, that the consideration to be paid to Seller's stockholders pursuant to the Merger is fair to such stockholders, from a financial point of view.

  Buyer will furnish Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.3 as Seller may reasonably request.

                                  ARTICLE IX

                                  The Closing

  9.1 Time and Place. Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts at 10:00 a.m. on a date specified by Buyer at least three business days prior to such date. The Closing Date shall be as soon as practicable after the last required approval for the Merger has been obtained and the last of all required waiting periods under such approvals have expired, or at such other place, date or time as Buyer and Seller may mutually agree upon.

  9.2 Deliveries at the Closing. At the Closing there shall be delivered to Buyer and Seller the opinions, certificates, and other documents and instruments required to be delivered under Article VIII hereof.

                                   ARTICLE X

                       Termination, Amendment and Waiver

  10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Seller:

    (a) At any time by the mutual written agreement of Buyer and Seller;

    (b) By either Seller or Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a material breach on the part of the other party of any representation, warranty or agreement contained herein which cannot be or has not been cured within 30 days after written notice by the Buyer to Seller (or by Seller to Buyer) of such breach;

    (c) At the election of either Buyer or Seller, if the Closing shall not have occurred on or before the date that is one year after the execution of this Agreement (the "Termination Date"), or such later date as shall have been agreed to in writing by Buyer and Seller; provided, that no party may terminate this Agreement pursuant to this Section 10.1(c) if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

    (d) By either Seller or Buyer if the stockholders of Seller or Buyer shall have voted at the Special Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions; or

    (e) By either Seller or Buyer if final action has been taken by a regulatory authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (i) has become unappealable and (ii) does not approve this Agreement or the transactions contemplated hereby.

  10.2 Effect of Termination. (a) In the event of termination of this Agreement pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.3, 11.1, 12.1, 12.7, 12.10, and 12.11 (and of this
Section 10.2) shall survive such termination of this Agreement and remain in full force and effect and (ii) notwithstanding anything to the contrary contained in this Agreement, each party shall remain liable (in an action at law or otherwise) for any liabilities or damages arising out of its gross negligence or its wilful breach of any provision of this Agreement.

    (b) If this Agreement is terminated, expenses of the parties hereto shall be determined as follows:

      (1) Any termination of this Agreement pursuant to Sections 10.1(a), 10.1(c), 10.1(d), or 10.1(e) hereof (other than as a result of a wilful breach or gross negligence by a party hereto) shall be without cost or expense on the part of any party to the other; and

      (2) In the event of a termination of this Agreement pursuant to
    Section 10.1(b) hereof as a result of a breach of a representation, warranty or covenant which is caused by the wilful conduct or gross negligence of a party, such party shall (while remaining liable for any liabilities or damages arising out of such wilful breach or gross negligence) be obligated to reimburse the other party for all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Expenses"), provided that in no event shall such amount exceed $200,000.

    (c) The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity and notwithstanding anything to the contrary contained herein, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or wilful breach of any provision of this Agreement.

    (d) In no event shall any officer, agent or director of Seller, any Seller Subsidiary, Buyer or any Buyer subsidiary, be personally liable hereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

  10.3 Expenses. Except as provided in Section 10.2(b) hereof, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses, provided, however, that the Expenses of printing and mailing the Proxy Statement-Prospectus shall be shared equally by the parties, and provided, further, that nothing contained herein shall limit either party's rights under Section 10.2 hereof, including but not limited to the right to recover any liability or damages arising out of the other party's gross negligence or wilful breach of this Agreement.

  10.4 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders), the parties hereto may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that (i) after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement which decreases the amount or changes the form of consideration to be delivered to Seller's stockholders pursuant to this Agreement, and (ii) after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Buyer, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement which increases the amount or changes the form of consideration to be delivered to Seller's stockholders pursuant to this Agreement. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XI

                              Certain Definitions

  11.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

    (a) "Affiliate" of a specified Person shall mean a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person, including, without limitation, any partnership or joint venture in which a Person (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more.

    (b) "Average Closing Price" shall mean the average of the Closing Price (defined below) per share of Buyer Common Stock on the Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the fifteen Trading Days (defined below) ending on the business day before the date on which the last regulatory approval required to consummate the transactions contemplated hereby is obtained.

    (c) "Buyer's Book Value Per Share" means the book value per share of Buyer as of the most recent quarter end, determined in accordance with GAAP, except that (1) all determinations of Buyer's Book Value Per Share shall be calculated so as to eliminate the effects of any adjustments made to such book value in order to reflect the changes in value of securities pursuant FASB 115; and (2) the amounts of any gains upon sales of securities or capital assets realized after the date of this Agreement shall not be included in determination of Book Value Per Share; and (3) the expenses reasonably incurred by Buyer in connection with the Merger shall not be deducted in making such calculations.

    (d) "Closing Price" shall mean the average of the bid and asked prices of the Buyer's Common Stock at the close of a Trading Day.

    (e) "Environment" shall mean any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

    (f) "Environmental Laws" shall mean any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, or (C) otherwise relating to pollution of the environment.

    (g) "Hazardous Substances" means (A) those substances defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, Chapter 147-A and 146-C, NHRSA or the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E, or any other federal, state, or local environmental law, regulation, or requirement, all as may be amended from time to time, and all regulations thereunder, (B) petroleum and petroleum products including crude oil and any fractions thereof, (C) natural gas, synthetic gas, and any mixtures thereof, (D) radon, (E) any other contaminant, and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation.

    (h) "Loan Property" shall mean any property in which Seller holds a security interest, and, where required by the context, said term means the owner or operator of such property.

    (i) "Participation Facility" shall mean any facility in which Seller participates or has participated in the management and, where required by the context, said term means the owner or operator of such property.

    (j) "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

    (k) "Stock Exchange" shall mean NASDAQ National Market.

    (l) "subsidiary" or "subsidiaries" of any Person shall mean an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries, except as otherwise defined herein.

    (m) "Trading Day" shall mean each day that any trade of Buyer's Common Stock is consummated on the Stock Exchange.

                                  ARTICLE XII

                                 Miscellaneous

  12.1 Confidentiality. Except as specifically set forth herein, Buyer and Seller mutually agree to be bound by the terms of the Confidentiality Agreement previously executed by the parties hereto, which Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

  12.2 Public Announcements. Seller and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law, and neither Seller nor Buyer shall issue any joint news releases with respect to this Agreement or any of the transactions contemplated hereby, unless such news releases have been mutually agreed upon by the parties hereto.

  12.3 Survival. Except for any agreement of the parties contained in this Agreement which by its terms is intended to be performed after the Effective Time, the respective representations, warranties and agreements of the parties contained in this Agreement or in any Exhibit, Schedule, certificate, list, letter or other instrument referred to in this Agreement, and which are delivered or made pursuant to this Agreement (or in connection with any transaction contemplated by this Agreement) shall not survive the Effective Time but shall terminate as of the Effective Time.

  12.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or telecopy addressed as follows:

  If to Buyer to:

    Community Bankshares, Inc.
    43 North Main Street
    Concord, New Hampshire 03302-0739
    Attention: Douglas Crichfield, President

  Copy to:

    Peter W. Coogan, Esq.
    Carol Hempfling Pratt, Esq.
    Foley, Hoag & Eliot
    One Post Office Square
    Boston, Massachusetts 02109

  If to Seller, to:

    Centerpoint Bank
    141 South River Road
    Bedford, New Hampshire 03110
    Attention: Philip M. Stone, President

  Copy to:

    Richard A. Samuels, Esq.
    McLane, Graf, Raulerson & Middleton, PA
    900 Elm Street
    Post Office Box 326
    Manchester, New Hampshire 03105

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

  12.5 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

  12.6 Rights of Employment. Nothing in this Agreement shall be deemed to prohibit the resignation, removal or failure to re-elect any of the persons referred to herein to any position referred to therein, including without limitation, as a director or member of any committee of the Board of Directors, after his initial election to such position. Nothing in this Agreement shall be deemed to confer upon any person any rights of employment with or any rights to hold any particular office with Buyer or Surviving Bank or to limit the right of Buyer and Surviving Bank to terminate the employment or office of any person.

  12.7 Complete Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

  12.8 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

  12.9 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

  12.10 Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire.

  12.11 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   * * * * *

  IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.


                                          Community Bankshares

                                                  /s/ Douglas Crichfield
{SEAL}                                    By: _________________________________
                                                       Its President

                                                    /s/ Richard E. Kamp
                                          By: _________________________________
                                                       Its Secretary

                                          Centerpoint Bank

                                                    /s/ Philip M. Stone
{SEAL}                                    By: _________________________________
                                                       Its President

                                                     /s/ Lucy T. Gobin
                                          By: _________________________________
                                                       Its Secretary

                                                                     EXHIBIT 1.7

                             STOCK OPTION AGREEMENT

  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND MAY BE SUBJECT TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES OF THE FEDERAL DEPOSIT INSURANCE CORPORATION

                            STOCK OPTION AGREEMENT

  This Stock Option Agreement (the "Agreement") is entered into as of August , 1995 by and between Community Bankshares, Inc., a New Hampshire bank holding company ("Community") and Centerpoint Bank, a New Hampshire trust company ("Centerpoint").

  Whereas, Centerpoint and Community propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the combination and merger of a newly-formed bank subsidiary of Community and Centerpoint into a single bank, which will be a subsidiary of Community; and

  Whereas, as a condition and an inducement to Community's willingness to enter into the Merger Agreement, Community has requested that Centerpoint agree, and Centerpoint has agreed, to grant Community the Option (as defined below);

  Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Centerpoint and Community agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Centerpoint hereby grants to Community an irrevocable option (the "Option") to acquire up to 165,920 shares (the "Option Shares") of common stock, par value $1.00 per share, of Centerpoint ("Centerpoint Common Stock") at an acquisition price of $12.00 per Option Share (the "Purchase Price"). The number of shares of Centerpoint Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

  2. Certain Definitions. (a) The holder or holders of this Option ("Holder") may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Triggering Event (as defined below). Except as otherwise provided in this Agreement, the right to exercise the Option shall expire and be of no further force and effect upon the occurrence of a Termination Event (as defined below).

  (b) Each of the following shall constitute a "Termination Event":

    (i) the Effective Time;

    (ii) the first anniversary of a Triggering Event;

    (iii) the second anniversary of a termination of the Merger Agreement by reason of a material breach or wilful violation by Centerpoint of its representations, warranties or obligations under the Merger Agreement, provided, however, that such anniversary shall be a Termination Event only if such anniversary occurs prior to the occurrence of a Triggering Event;

    (iv) immediately (A) upon termination of the Merger Agreement by Centerpoint by reason of a breach or violation by Community of its representations, warranties or obligations under the Merger Agreement, or
  (B) if the holders of Community Common Stock shall not have approved the Merger Agreement and the transactions contemplated thereby at the Community Special Meeting held for the purpose of voting on the Merger Agreement; or

    (v) the second anniversary of a termination of the Merger Agreement other than as described in Section 2(b)(iii) or Section 2(b)(iv), provided, however, that such anniversary shall be a Termination Event only if such anniversary occurs prior to the occurrence of a Triggering Event.

  (c) Notwithstanding any expiration or termination of the Option, Community shall be entitled to acquire those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration or termination of the Option. Any purchase of shares upon exercise of the Option shall be subject to compliance with requirements established by the New Hampshire Board of Trust Company Incorporation and with all other requirements of applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act").

  (d) A "Triggering Event" shall occur for purposes of this Agreement upon the occurrence of any of the following:

    (i) without having received Community's prior written consent, Centerpoint shall have entered into, or the Board of Directors of Centerpoint shall have approved or recommended that the shareholders of Centerpoint approve or accept, an agreement with any person (other than Community or any affiliate of Community) to (A) effect a merger, consolidation or similar transaction involving Centerpoint, (B) sell, lease or otherwise dispose of assets of Centerpoint (other than sales of loans or securities classified as available for sale in the ordinary course of business of Centerpoint) representing 15% or more of the consolidated assets of Centerpoint, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Centerpoint (any of the foregoing an "Acquisition Transaction");

    (ii) any person (other than Community or any affiliate of Community) shall, after the date hereof, have acquired beneficial ownership (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding Centerpoint Common Stock;

    (iii) any person (other than Community or any affiliate of Community) (1) publicly announces a proposal, or publicly discloses an intention to make a proposal, to engage in an Acquisition Transaction, (2) files an application under the BHC Act for approval to engage in an Acquisition Transaction, or
  (3) files a notice under the Change in Bank Control Act of 1978 or other applicable law of intent to engage in an Acquisition Transaction;

    (iv) Centerpoint's Board of Directors shall have failed to recommend to its shareholders approval of the Merger Agreement, or shall have withdrawn or modified in a manner adverse to Community its recommendation with respect to the Merger Agreement; or

    (v) the holders of Centerpoint Common Stock shall not have approved the Merger Agreement and the transactions contemplated thereby at the Special Meeting held for the purpose of voting on the Merger Agreement or such Special Meeting shall not, due to actions or failure to act of Centerpoint, have been held prior to a date which is 60 days ("End Date") after effectiveness of the Registration Statement on Form S-4, provided, however, that the events described in this Section 2(d)(v) shall constitute a Triggering Event only if, prior to the End Date, Centerpoint shall have agreed to provide to a stockholder or a stockholder representative a copy of its list of Centerpoint stockholders for use in connection with possible communications with other Centerpoint stockholders.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and includes any individual, corporation, partnership, company, group or other entity. Terms defined herein by reference to the Exchange Act shall be construed as if Centerpoint had registered under the Exchange Act.

  3. Exercise of Option. (a) In the event Community wishes to exercise the Option, it shall send to Centerpoint a written notice (the date of such notice being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to acquire pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing of such acquisition (the "Closing Date").

  (b) If the closing of the acquisition pursuant to the exercise of the Option (the "Closing") cannot be consummated by reason of any judgment, decree or order, the period of time that otherwise would run pursuant to Section 3(a) shall run instead until the date on which such judgment, decree or order becomes final and nonappealable. Without limiting the foregoing, if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB") or an other regulatory authority is required in connection with such purchase, Community shall promptly file the required notice or application for approval and shall expeditiously process the same (and Centerpoint shall cooperate with Community in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to Section 3(a) shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

  4. Payment and Delivery of Certificates. (a) On each Closing Date, Community shall pay Centerpoint, in immediately available funds by wire transfer to a bank account designated by Centerpoint, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

  (b) At each Closing, simultaneously with the delivery of the consideration specified in Section 4(a), Centerpoint shall deliver to Community a certificate or certificates representing the Option Shares to be acquired at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever (including any preemptive rights of any stockholder).

  5. Representations and Warranties of Centerpoint. Centerpoint hereby represents and warrants to Community as follows:

    (a) Due Authorization. Centerpoint has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Centerpoint. This Agreement has been duly and validly executed and delivered by Centerpoint.

    (b) Authorized Stock. Centerpoint has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Centerpoint Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Centerpoint Common Stock necessary for Community to exercise the Option, and Centerpoint will take all necessary corporate action to authorize and reserve for issuance all additional shares of Centerpoint Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Centerpoint Common Stock to be issued upon due exercise of the Option, including all additional shares of Centerpoint Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Centerpoint.
    (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any provision of the Charter or By-laws or equivalent organizational document of Centerpoint or any Subsidiary or, subject to obtaining any required approvals or consents, violate, conflict with or result in any breach of any provisions of, constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Centerpoint or any Subsidiary under any of the terms, conditions or provisions of any note, bond, capital note, debenture, mortgage, indenture, deed of trust, license, lease, agreement, obligation, instrument, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Centerpoint or any Subsidiary or their respective properties or assets.

    (d) Access to Stockholder Lists. The list of Centerpoint's stockholders has been protected as confidential and proprietary information by Centerpoint, has not been copied or distributed within the Bank, and no copies of such list have been made available to stockholders or other third parties.

  6. Representations and Warranties of Community. Community hereby represents and warrants to Centerpoint that:

    (a) Due Authorization. Community has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Community. This Agreement has been duly and validly executed and delivered by Community.

    (b) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any provision of the Charter or By-laws or equivalent organizational document of Community or any subsidiary Community or, subject to obtaining any required approvals or consents contemplated hereby, violate, conflict with or result in any breach of any provisions of, constitute a default (or event which with notice or lapse of time or both would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Community or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, capital note, debenture, mortgage, indenture, deed of trust, license, lease, agreement, obligation, instrument, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Community or any subsidiary of Community or their respective properties or assets.

    (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Community upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act of 1933.

  7. Adjustment Upon Share Issuances, Changes in Capitalization, Etc. (a) In the event of any change in Centerpoint Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities to be delivered by Centerpoint pursuant to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Community shall receive upon exercise of the Option the number and class of shares or other securities or property that Community would have received if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

  (b) In the event that Centerpoint shall enter into an agreement (i) to consolidate with or merge into any person, other than Community or one of its affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Community or one of its affiliates, to merge into Centerpoint and shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Centerpoint Common Stock shall be changed into or exchanged for stock or other securities of Centerpoint or any other person or cash or any other property or the then outstanding shares of Centerpoint Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Community or one of its affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth in this Agreement, be converted into, or exchanged for, an option to acquire the same type of consideration received by the holders of Centerpoint Common Stock pursuant to such a transaction. The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 7.

  (c) Notwithstanding any other provision of this Agreement, from and after any reorganization or recapitalization affecting Centerpoint which is related to an internal corporate reorganization and from and after the issuance of additional or replacement equity securities by Centerpoint, the Option shall remain exercisable for equity securities of Centerpoint representing 19.9% of the voting power of all Centerpoint equity securities, calculated on a fully-diluted basis. In connection with any such reorganization or recapitalization affecting Centerpoint, the type and number of shares or securities to be delivered by Centerpoint pursuant to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Option shall remain exercisable for equity securities of Centerpoint representing 19.9% of the voting power of all Centerpoint equity securities, calculated on a fully-diluted basis.

  8. Repurchase at the Option of Community.

  (a) Repurchase Event. A "Repurchase Event" shall occur for purposes of this Agreement upon the occurrence of any of the following:

    (i) without having received Community's prior written consent, Centerpoint shall have entered into an agreement with respect to, or consummated, a merger, consolidation or sale of substantially all of its assets; or

    (ii) any person (other than Community or any affiliate of Community) shall, after the date hereof, have acquired beneficial ownership (as defined in Rule 13(d)-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 51% or more of the then outstanding Centerpoint Common Stock.

  (b) Section 8 Repurchase Consideration. At the request of Community at any time commencing upon the occurrence of a Repurchase Event and ending upon the earlier to occur of (x) 9 months immediately thereafter or (y) a Termination Event, Centerpoint (or any successor entity thereof) shall repurchase from Community (1) the Option (unless the Option shall have expired or been terminated in accordance with the terms hereof) and (2) all shares of Centerpoint Common Stock purchased by Community pursuant hereto with respect to which Community then has beneficial ownership. The date on which Community exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

    (i) the aggregate exercise price paid by Community for any shares of Centerpoint Common Stock acquired pursuant to the Option with respect to which Community then has beneficial ownership;

    (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Centerpoint Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Centerpoint Common Stock with respect to which the Option has not been exercised; and

    (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Community for each share of Centerpoint Common Stock with respect to which the Option has been exercised and with respect to which Community then has beneficial ownership, multiplied by the number of such shares.

  (c) If Community exercises its rights under this Section 8, Centerpoint shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Community in immediately available funds, and Community shall surrender to Centerpoint the Option and the certificates evidencing the shares of

Centerpoint Common Stock purchased thereunder with respect to which Community then has beneficial ownership; and Community shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the FRB or other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration or is not then permissible under applicable law, Centerpoint shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and Community shall cooperate with Centerpoint in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the FRB or any other Governmental Entity disapproves of any part of Centerpoint's proposed repurchase pursuant to this Section 8, Centerpoint shall promptly give notice of such fact to Community and redeliver to Community the Option Shares it has acquired from Community pursuant hereto and is then prohibited from repurchasing, and Community shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 8(b); provided that if the Option shall have expired prior to the date of such notice or shall be scheduled to expire at any time before the expiration of a period ending on the thirtieth business day after such date, Community shall nonetheless have the right so to exercise the Option until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Centerpoint shall not be obligated to repurchase the Option or any shares of Centerpoint Common Stock pursuant to this Section 8 on more than one occasion.

  (d) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Centerpoint Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Centerpoint Common Stock or the consideration per share to be received by holders of Centerpoint Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Centerpoint entered into on or prior to the Request Date or (iii) the highest bid price per share as quoted on the principal trading market on which such shares are traded as reported by a recognized source during the 60 business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Community and reasonably acceptable to Centerpoint, which determination shall be conclusive for all purposes of this Agreement.

  9. REPURCHASE AT THE OPTION OF CENTERPOINT.

  (a) Except to the extent that Community shall have previously exercised its rights under Section 8, at the request of Centerpoint during the 30-day period commencing 12 months following the first occurrence of a Repurchase Event, Centerpoint may repurchase from Community, and Community shall sell to Centerpoint, all (but not less than all) of the shares of Centerpoint Common Stock acquired by Community pursuant hereto and with respect to which Community has beneficial ownership at the time of such repurchase at a price equal to the greater of (A) 110% of the Current Market Price (as defined below) or (B) the sum of (1) the Purchase Price in respect of the shares so acquired plus (2) Community's pre-tax per share carrying cost (as defined below), multiplied in either case by the number of shares so acquired (the "Section 9 Repurchase Consideration"); provided that Centerpoint's rights under this Section 9 shall be suspended (with any such rights being extended accordingly) during any period when the exercise of such rights would subject Community to liability pursuant to Section 16(b) of the Exchange Act by reason of Community's purchase of shares of Centerpoint Common Stock hereunder.

  (b) If Centerpoint exercises its rights under this Section 9 and Community does not sell the shares to a third party pursuant thereto, Centerpoint shall, within 10 business days after the expiration of the 30-day period referred to in paragraph (a) above or, if applicable, upon abandonment of the transaction covered by the Offeror's Notice, pay the Section 9 Repurchase Consideration in immediately available funds, and Community shall surrender to Centerpoint the certificates evidencing the shares of Centerpoint Common Stock purchased hereunder with respect to which Community then has beneficial ownership, and Community shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

  (c) As used herein, (i) "Current Market Price" means the average closing sales price per share of Centerpoint Common Stock quoted on the principal trading market on which such shares are traded as reported by a recognized source for the 10 business days preceding the date of Centerpoint's request for repurchase pursuant to this Section 9 and (ii) "Community's pre-tax per share carrying cost" shall be the amount equal to the interest on the aggregate Purchase Price paid for the shares of Centerpoint Common Stock purchased from the date of purchase to the date of repurchase at the rate of interest announced by Bank of Boston as its prime or base lending or reference rate during such period, less any dividends received on the shares so purchased, divided by the number of shares so purchased.

  10. Division of Option. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Community upon partial exercise of the Option or partial assignment of the Option, in both instances as provided herein, upon presentation and surrender of this Agreement at the principal office of Centerpoint, for other Agreements providing for Options of different denominations entitling the holder thereof to acquire in the aggregate the same number of shares of Centerpoint Common Stock which may be acquired hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement and the Option granted hereby may be exchanged.

  11. Miscellaneous.

  (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel.

  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (c) Entire Agreement: No Third-Party Beneficial Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  (d) Governing Law. This Agreement shall be governed by the internal laws of New Hampshire without regard its conflicts of law principles.

  (e) Descriptive Headings. The descriptive headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered as provided in the Merger Agreement.

  (g) Counterparts. This Agreement and any amendments hereto may be executed, including by facsimile, in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that: (i) Community may assign this Agreement to any subsidiary or affiliate, and (ii) after the occurrence of a Repurchase Event Community may assign its rights under this Agreement to third parties; provided, however, that until the date 30 days following the date on which the Federal Reserve Board approves an application by Community under the BHC Act to acquire the shares of Centerpoint Common Stock subject to the Option, Community may not assign its rights under the Option except in a manner approved by the Federal Reserve Board, and provided, further, that, notwithstanding any such assignment, Community shall continue to be liable for the performance of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  (i) Further Assurances. In the event of any exercise of the Option by Community, Centerpoint and Community shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  In Witness Whereof, Centerpoint and Community have caused this Stock Option Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                   Centerpoint Bank


                                          By:
---------------------------------             ---------------------------------
                                              Name:
                                              Title:

Attest:                                   Community Bankshares, Inc.


                                          By:
---------------------------------             ---------------------------------
                                              Name:
                                              Title:

                                                                    EXHIBIT 7.3

                              AFFILIATE AGREEMENT

                                                                 August  , 1995

Community Bankshares, Inc.
43 North Main Street
Post Office Box 739
Concord, New Hampshire 03302-0739

Gentlemen:

  Pursuant to the terms of the Agreement and Plan of Reorganization dated as of August 29, 1995 (the "Merger Agreement"), among Community Bankshares, Inc., a New Hampshire corporation ("Parent"), a new "interim bank" to be created as a wholly owned subsidiary of Parent ("Bank Sub"), and Centerpoint Bank, a New Hampshire trust company ("Centerpoint"). Parent will acquire Centerpoint through the merger of Bank Sub with Centerpoint (the "Merger"). Subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), outstanding shares of the common stock, par value $1.00 per share, of Centerpoint (the "Centerpoint Common Stock") will be converted into the right to receive shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock") on the basis described in the Merger Agreement.

  The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Centerpoint, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of the and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission, although nothing contained herein shall be construed as an admission of such fact.

  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, Centerpoint, other stockholders of Centerpoint and their respective counsel and accounting firms.

  The undersigned represents and warrants to and agrees with Parent that:

    1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

    2. The undersigned has carefully read this Affiliate Agreement and the Merger Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Centerpoint.

    3. The undersigned shall not make any sale, transfer, exchange, pledge or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

    4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since, at the time the Merger is to be submitted for a vote of the stockholders of Centerpoint the undersigned may be deemed to be an affiliate of Centerpoint and the distribution by the undersigned of any Parent Common Stock will not have been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or
  (iii) in the
  opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available. Parent agrees that it shall make available adequate current public information as required by Rule 144(c) promulgated by the Commission under the Act.

    6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an Affiliate Agreement dated August 29, 1995, between the registered holder hereof and Parent, a copy of which agreement is on file at the principal offices of Parent."

    7. The legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

    8. The undersigned will not sell, exchange, transfer, pledge, dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction intended to reduce his risk relative to the shares of Parent Common Stock received by the undersigned in connection with the Merger, except for de minimis sales with the prior written consent of Parent, during the period beginning from the date hereof, and ending on the second day after the day Parent publicly announces financial results covering at least 30 days of combined operations of the Parent and Centerpoint. Parent, at its discretion, may cause stop transfer orders consistent with the foregoing to be placed with its transfer agent with respect to the certificates for Parent Common Stock.

    9. (a) The undersigned currently is the beneficial owner of that number of shares of Centerpoint Common Stock set forth in Appendix A hereto (the "Centerpoint Securities") and, except as otherwise set forth in Appendix A,
  (i) has held Centerpoint Securities at all times since January 1, 1995 and
  (ii) did not acquire any of Centerpoint Securities in contemplation of the Merger;

    (b) Except as otherwise set forth in Appendix A hereto, the undersigned has not engaged in a Sale (as defined below) of any shares of Centerpoint Common Stock (including Centerpoint Securities) (i) at any time since January 1, 1995 or (ii) in contemplation of the Merger;

    (c) The undersigned has no plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of the shares of Parent Common Stock to be received by the undersigned in the Merger. For purposes of the preceding sentence, shares of Centerpoint Common Stock (or the portion thereof) (i) with respect to which the undersigned will receive consideration in the Merger other than Parent Common Stock (including, without limitation, cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred after January 1, 1995 or otherwise in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Centerpoint Common Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

    (d) The undersigned has no Plan to exercise dissenters' rights in connection with the Merger;

    (e) The undersigned is not aware of, or participating in, any Plan on the part of the stockholders of Centerpoint to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Centerpoint Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Centerpoint Common Stock (or the portion thereof) (i) with respect to which a Centerpoint stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Centerpoint Common Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

    (f) Except to the extent written notification to the contrary is received by Centerpoint from the undersigned prior to the Merger, the representations contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs; and

    (g) The undersigned has consulted with such legal and financial counsel as the undersigned has deemed appropriate in connection with the execution of this Agreement.

  10. The undersigned understands that Centerpoint, Bank Sub, Parent and their respective stockholders, as well as legal counsel to Centerpoint and Parent (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations contained herein and (b) the undersigned's performance of the obligations set forth herein.

  11. Except for Centerpoint Securities and options to purchase that number of shares of Centerpoint Common Stock set forth in Appendix A hereto, the undersigned does not beneficially own any shares of Centerpoint Common Stock or any other equity securities of Centerpoint or any options, warrants or other rights to acquire any equity securities of Centerpoint.

  12. For the convenience of the parties hereto, this Affiliate Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  13. This Affiliate Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

  14. This Affiliate Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New Hampshire.

  15. If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is not enforceable or enforceable only if limited in time and/or scope, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

                                    * * * *

  16. Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Affiliate Agreement as needed.

                                          Very truly yours



                                          _____________________________________
                                             (print name of stockholder above)


                                          By: _________________________________


                                          Title: ______________________________

Accepted this   day of       , 1995,

Community Bankshares, Inc.


By: _________________________________


Name: _______________________________


Title: ______________________________

                                   APPENDIX A

Stockholder: ___________________________________________________________________

Entity: ________________________________________________________________________
(individual, corporation, partnership, other--please specify)

Total Number of shares of Centerpoint Common Stock owned on the date hereof: ___

Total Number of shares of Centerpoint Common Stock owned on January 1, 1995: ___

Total Number of shares of Centerpoint Common Stock disposed of in a Sale (i) after January 1, 1995 or(ii) otherwise in contemplation of the Merger: _________

Total Number of shares of Centerpoint Common Stock acquired (i) after January
1, 1995 or (ii) otherwise in contemplation of the Merger: ______________________

Please specify the date and number of shares of Centerpoint Common Stock acquired or disposed of in each transaction (i) after January 1, 1995 or (ii) otherwise in contemplation of the Merger: ______________________________________

________________________________________________________________________________

Please describe any plan or intent to dispose of, in a Sale, shares of Centerpoint Common Stock prior to the Merger or shares of Parent Common Stock after the Merger (attach a separate sheet if necessary): _______________________

________________________________________________________________________________

________________________________________________________________________________

Total Number of options to purchase Centerpoint Common Stock owned on the date hereof: ________________________________________________________________________

                                                                    EXHIBIT 7.4

                           FORM OF VOTING AGREEMENT

                                                                 August  , 1995

Community Bankshares, Inc.
43 North Main Street
Post Office Box 739
Concord, New Hampshire 03302-0739

Gentlemen:

  Each of the undersigned (a "Stockholder") beneficially owns and has sole voting power with respect to all shares of the common stock, par value $1.00 per share, now owned or hereafter acquired, whether pursuant to the exercise of stock options or otherwise (the "Shares"), of Centerpoint Bank (the "Company").

  Simultaneously with the execution of this letter agreement, Community Bankshares, Inc. ("Parent") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger of a subsidiary of Parent with the Company (the "Merger"). We understand that Parent has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement.

  In consideration of, and as a condition to, Parent's entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, each Stockholder and Parent agree as follows:

    1. AGREEMENT TO VOTE IN FAVOR OF MERGER. Each Stockholder specifically agrees that: (i) he will use all reasonable efforts to cause a special meeting of stockholders of the Company (the "Special Meeting") to be held as soon as is practicable to vote to approve the Merger, the Merger Agreement and the transactions contemplated thereby, and (ii) at the Special Meeting, he will vote all of his Shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.

    2. IRREVOCABLE PROXY. Each Stockholder hereby revokes any proxy heretofore granted with respect to any shares of capital stock of the Company owned by such Stockholder. Each Stockholder hereby agrees to grant to Parent an irrevocable proxy in the form of Exhibit A attached hereto upon request of Parent. It is expressly understood and agreed that such irrevocable proxy shall be coupled with an interest and that Parent shall have no duty, liability and obligation whatsoever to the undersigned arising out of the exercise by Parent of such irrevocable proxy unless Parent acts in a manner inconsistent with the understandings set forth in this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, each Stockholder expressly acknowledges and agrees that he will not impede the exercise of Parent's rights under the Merger Agreement and that Parent shall have the right, pursuant to the irrevocable proxy, to vote (i) with respect to all matters relating to the Merger, the Merger Agreement or the transactions contemplated thereby, and (ii) with respect to any other matter that Parent deems to be inconsistent with the consummation of the transactions contemplated by the Merger Agreement.

    3. RESTRICTIONS ON SALE OR OTHER DISPOSITION OF SHARES. Each Stockholder hereby agrees that from and after the date hereof and until the Effective Time of the Merger (as defined in the Merger Agreement), each Stockholder will not, directly or indirectly, without the prior written consent of Parent, sell, assign, hypothecate, transfer, pledge, give, place in trust or dispose of (including, without limitation, by granting of proxies (other than proxies not inconsistent with this Agreement, such as proxies relating to the routine election of directors), or relinquishment of voting rights, with respect to) any of the Shares owned by each Stockholder, except for the grant of the irrevocable proxy as provided for herein or any other proxies granted to Parent.

    4. NO SOLICITATION. Neither any Stockholder, nor any of his affiliates, employees, representatives or agents or other persons controlled by him shall, directly or indirectly, encourage or solicit or hold discussions or negotiations with or assist or provide any information to, any person, entity or group (other than Parent) concerning any merger, disposition of a substantial portion of the Company's assets, acquisition of a substantial portion of its capital stock or similar transactions involving the Company or any of its subsidiaries or any branch or division of the Company. Each Stockholder will immediately communicate to Parent the terms of any proposal or offer or any inquiry or request for information which it may receive in respect of any such transaction.

    5. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to Parent as follows:

      (a) This Agreement has been duly executed and delivered by each Stockholder and constitutes his legal and valid obligation enforceable against him in accordance with its terms.

      (b) He is the record owner of the number of Shares indicated opposite such Stockholder's name below; he has plenary voting and dispositive power with respect to such Shares; he owns no other shares of capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings with respect to the voting of any of the Shares other than this Agreement; and no Stockholder has entered into (and no Stockholder will enter into) any agreement or arrangement in any way inconsistent with this Agreement.

    6. EQUITABLE REMEDIES. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    7. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or telecopy addressed as follows:

    If to Parent to:

      Community Bankshares, Inc.
      43 North Main Street
      Post Office Box 739
      Concord, New Hampshire 03302-0739
      Attention: President

      Copy to: Peter W. Coogan, Esq.
      Carol Hempfling Pratt, Esq.
      Foley, Hoag & Eliot
      One Post Office Square
      Boston, Massachusetts 02109
      Telecopier No.: (617) 832-7000

    If to a Stockholder to his address on the signature page hereof, with a copy to:

      Richard A. Samuels, Esq.
      McLane, Graf, Raulerson & Middleton, PA
      900 Elm Street
      Post Office Box 326
      Manchester, New Hampshire 03105

  or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    8. MISCELLANEOUS. This Agreement shall terminate on the later to occur of
  (i) one year from the date hereof or (ii) in the event of a material breach of the Merger Agreement by the Company, on the date the Stock Option Agreement terminates. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement shall be governed by and construed in accordance with the laws of New Hampshire, without giving effect to conflicts of law principles. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

    9. SEVERAL OBLIGATION. Each of the Stockholders has signed this letter agreement intending to be bound severally thereby and not to be bound as joint obligors.

                                 *   *   *   *

  Please confirm our agreement with you by signing a copy of this letter.

STOCKHOLDER                   NUMBER OF
NAME AND ADDRESS               SHARES                          SIGNATURES
----------------              ---------                        ----------
Philip M. Stone                11,551                ______________________________
Barbara Stone                  40,000 (Options)      Philip R. Stone
Centerpoint Bank
141 South River Road                                 ______________________________
Bedford, NH 03110                                    Barbara Stone

Mr. Arthur R. Bethke           89,496                ______________________________
President                                            Arthur Bethke, individually
Concord Oil Company                                  and as Trustee of Musterfield
147 Lowell Road                                      Realty Trust
Concord, MA 01742

                                                     ______________________________
                                                     Virginia A. Bethke, Trustee of
                                                     Virginia A. Bethke Revocable
                                                     Trust

                                                     Concord Oil Company

                                                     By: __________________________
                                                     President

Mr. Ronald H. Bogers           20,383
Joanne Bogers                                        ______________________________
Dorothy Bogers                                       Ronald H. Bogers, individually
4 Hamilton Way                                       and as custodian for Kimberly
Bedford, New Hampshire 03110                         and Kristen

                                                     ______________________________
                                                     Joanne Bogers

                                                     ______________________________
                                                     Dorothy Bogers

Donald E. Bossi                30,500                ______________________________
                                                     Donald E. Bossi, individually
                                                     and as beneficiary of Dean
                                                     Witter IRA

STOCKHOLDER                        NUMBER OF
NAME AND ADDRESS                    SHARES                             SIGNATURES
----------------                   ---------                           ----------
Mr. John J. Clarke, Jr.              7,499                  _________________________________
134 Camp Lee Road                                           John J. Clarke, Jr.
Epping, New Hampshire 03042


John T. deBettencourt               10,000                  _________________________________
Lighthouse Press                                            John T. deBettencourt,
177 East Industrial Park Drive                              individually and as Trustee of
Manchester, NH 03109                                        d'Argent Financial Trust

Lucy T. Gobin                       7,500 (options)         _________________________________
                                                            Lucy T. Gobin

Walter W. Hemming                   35,833                  _________________________________
Hemming Associates                                          Walter W. Hemming
North Bridge Business Center
74 Northeastern Boulevard,
 Unit 11
Nashua, NH 03062

P.D. "Sue" Infantine                24,050                  _________________________________
8111 Bay Colony Drive                                       William Infantine, as Executor
Contesa #804                                                of the Estate of Richard
Naples, Florida 33963                                       Infantine

                                                            _________________________________
                                                            P.D. Infantine, as beneficiary of
                                                            First Albany Corp. IRA and as
                                                            Trustee of Infantine Family
                                                            Nominee Trust

                                                            _________________________________
                                                            William Infantine

Donald J. Lavasseur                 10,000                  _________________________________
Helene Lavasseur                                            Donald J. Lavasseur
Lavassuer & Associates
81 Poor Street                                              _________________________________
Manchester, New Hampshire 03102                             Helene Lavasseur

Joseph Reilly                        1,251                  _________________________________
                                     7,500 (options)        Joseph Reilly, individually
                                                            and as beneficiary of AG
                                                            Edwards IRA

David Salzman                       28,636                  _________________________________
                                                            David Salzman

STOCKHOLDER                        NUMBER OF
NAME AND ADDRESS                    SHARES                    SIGNATURES
----------------                   ---------                  ----------
Vartkes Tamzarian                    5,000          _______________________________
President                                           Vartkes Tamzarian, individually
Thelma Katz & Associates                            and as beneficiary of Invest
46 West Webster Street                              Financial Corp. IRA
Manchester, New Hampshire
  03104

                                                    _______________________________
                                                    Berjouhi Tamzarian

Ronald C. Thomashow                  2117           _______________________________
34 Church Road                                      Ronald Thomashow, as
Bedford, New Hampshire                              beneficiary of Smith Barney-
  03110                                             Shearson IRA

Michael T. Whaley                    2,400          _______________________________
                                                    Michael T. Whaley

Agreed to and accepted this   day of     , 1995.

                                          Community Bankshares, Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT A

                               IRREVOCABLE PROXY

  The undersigned (the "Stockholder") hereby revokes any proxy heretofore granted with respect to any shares of capital stock of Centerpoint Bank ("Centerpoint") owned by such Stockholder. The Stockholder hereby grants to Community Bankshares, Inc. ("Parent") an irrevocable proxy:

    (x) To call a special meeting of stockholders of Centerpoint to approve the business combination (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of August 29, 1995 (the "Merger Agreement") by and between Parent and Centerpoint, the Merger Agreement or the transactions contemplated thereby or any other business combination involving Centerpoint, and

    (y) To vote at any meeting of stockholders of Centerpoint, in any manner that Parent may determine in its sole and absolute discretion to be in the best interest of Parent, all of the shares of capital stock of Centerpoint with respect to which the undersigned has voting power (the "Shares"): (i) with respect to all matters relating to the Merger, the Merger Agreement or the transactions contemplated thereby, and (ii) with respect to any other matter that Parent deems to be inconsistent with the consummation of the transactions contemplated by the Merger Agreement.

  It is expressly understood and agreed that the foregoing irrevocable proxy is coupled with an interest and that Parent shall have no duty, liability and obligation whatsoever to the undersigned arising out of the exercise by Parent of the irrevocable proxy granted hereby. Without limiting the generality of the foregoing, the undersigned expressly acknowledges and agrees that (i) the undersigned will not impede the exercise of Parent's rights under the Merger Agreement, (ii) the irrevocable proxy granted hereunder secures, among other things, the duty in clause (i), and (iii) the undersigned waives and relinquishes any claim, right or action it might have, as a shareholder of Centerpoint or otherwise, against Parent or any of its affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

  This Proxy shall terminate on the later to occur of (i) August 29, 1996 or
(ii) in the event of a material breach of the Merger Agreement by Centerpoint, on the date of termination of the Stock Option Agreement (as defined in the Merger Agreement).

Witness:

_____________________________________     _____________________________________